                                                                    EXHIBIT 10.5



                             Dated 2nd October 2001


          1.   BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LIMITED

          2.   CHINATRON GROUP HOLDINGS LIMITED



                      -------------------------------------
                           SALE AND PURCHASE AGREEMENT
                      for up to 80% of the share capital of
                            BRIGHTPOINT CHINA LIMITED
                      -------------------------------------






                                                     RICHARDS BUTLER
                                                     20th Floor, Alexandra House
                                                     16-20 Chater Road
                                                     Central
                                                     Hong Kong

                                    CONTENTS

CLAUSE                                                     PAGE
------                                                     ----
1.   INTERPRETATION                                          1
2.   SALE AND PURCHASE                                       5
3.   CONDITIONS                                              6
4.   COMPLETION                                              7
5.   VENDOR WARRANTIES                                       8
6.   PURCHASER WARRANTIES                                   10
7.   CONDUCT OF BUSINESS                                    10
8.   OPTION                                                 11
9.   GENERAL                                                12
10.  NOTICES                                                14
11.  GOVERNING LAW                                          14
SCHEDULE 1 - PART A - VENDOR WARRANTIES                     15
             PART B - PURCHASER WARRANTIES                  19
SCHEDULE 2 - COMPANY RESOLUTION                             23
APPENDIX A - CHINATRON SHAREHOLDERS' AGREEMENT              26
APPENDIX B - CLASS B PREFERENCE SHARE TERMS                 27
APPENDIX C - BRIGHTPOINT SHAREHOLDERS' AGREEMENT            28
APPENDIX D - EXERCISE NOTICE                                29

THIS AGREEMENT is dated 2nd October, 2001.

PARTIES:

1. BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LTD., a company incorporated in Singapore and having its registered office at Donaldson & Burkinshaw, 24 Raffles Place #15-00, Clifford Centre, Singapore 048621 (the "Vendor").

2. CHINATRON GROUP HOLDINGS LIMITED, a company incorporated in Hong Kong and having its registered office at Suite 805, Nine Queens Road, Central, Hong Kong (the "Purchaser").


INTRODUCTION:

1. The Company is a company incorporated in Hong Kong with an issued share capital of HK$10,000 divided into 10,000 shares of HK$1.00 each.

2. The Vendor beneficially holds 10,000 Shares, representing the entire issued share capital of the Company.

3. The Vendor has agreed to sell and the Purchaser has agreed to purchase, or procure the purchase of, the Sale Shares (representing 50% of the entire issued share capital of the Company) upon the terms set out in this Agreement.


NOW IT IS AGREED:

1.   INTERPRETATION

1.1 In this Agreement, including the Schedules and in the Introduction hereto, unless the context otherwise requires, the following terms shall have the following meanings:

"Associate"                   (a)  in relation to an individual means his spouse
                                   and children or step-children under the age of
                                   18 years ("family") and any company in which the
                                   individual and/or his family or family trusts
                                   directly or indirectly own, or control the
                                   exercise of, 50% or more of the voting power at
                                   general meetings and any Associate of such
                                   company; and

                              (b)  in relation to a company means all its subsidiaries,
                                   all its holding companies and all

                                     - 1 -
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
                                   subsidiaries of any such holding companies;

"Brightpoint Shareholders'    the shareholders' agreement in respect of the Company to be
Agreement"                    entered into on Completion in the form attached as Appendix C
                              (subject to amendments to reflect factual information);

"Brightpoint Trademark        the trademark licence in the form to be agreed between the
Licence"                      parties pursuant to Clause 3.1(f);

"Business Day"                a day (other than a Saturday or a Sunday) on which banks are generally open for business in Hong Kong;

"Chinatron Shareholders'      the  shareholders' agreement in respect of the Purchaser to be
Agreement"                    entered into on Completion in the form annexed as Appendix A
                              (subject to amendments to reflect factual information);

"Companies Ordinance"         the Companies Ordinance, Chapter 32 of the Laws of Hong Kong;

"Company"                     Brightpoint China Limited, details of which are set out in the disclosure letter referred to in Clause 5.5;

"Company Accounts"            the audited consolidated balance sheet and profit and loss account of the Company as at the Company Accounts Date and all notes, reports and other documents annexed thereto, copies of which have previously been provided to the Purchaser;

"Company Accounts             31 December 2000;
Date"

"Completion"                  the date fixed for completion pursuant to Clause 4.1 or, where the context so requires, completion of the sale and purchase of the
                              Sale Shares in accordance with the provisions in Clause 4;

"Consideration"               the consideration payable for the Sale Shares in accordance with
                              Clause 2;

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
"Consideration Preference     such number of  fully paid  Class  B  Preference Shares of par
Shares"                       value US$0.01 each in the capital of the Purchaser as would, at the date of their issue, have a redemption value (exclusive of redemption premium) of US$10 million and would convert into 10%
                              of the fully diluted capital of the Purchaser at the date of issue;

"Exercise Notice"             notice exercising the Option in the form attached as Appendix "D";

"Exercise Price"              US$10,000,000 to be satisfied by the issue of the Option
                              Preference Shares;

"Group"                       the Company and the Subsidiaries;

"Group Company"               the Company or any Subsidiary or such one or more of them as the context may indicate;

"HK$"                         Hong Kong dollars;

"Hong Kong"                   the Hong Kong Special Administrative Region of the PRC;

"intellectual property"       patents, trade and service marks, registered designs, applications for any of the foregoing, copyright, design rights and analogous rights, software and source code, trade and business names, domain names, rights in confidential information, know-how (including client lists, records, books, databases and historical files and all other know-how in respect of clients and business contacts) howsoever arising and any right or interest in any of the foregoing;

"Non-Competition Deed"        the deed of non-competition to be in the form agreed between the parties pursuant to Clause 3.1(f);

"Option Completion"           completion of the matters referred to in Clause 8.6;

"Option Period"               the period from the date of this Agreement until the first anniversary of the date of Completion;

"Option Preference            such number of fully paid Class B Preference Shares of par value
Shares"                       US$0.01 each in the capital of the Purchaser as would, at the date of their issue, have a redemption

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
                              value (exclusive of redemption premium) of US$10,000,000 and would convert into 10% of the fully diluted capital of the Purchaser at the date of issue, to be issued by the Purchaser on the same terms as the
                              Consideration Preference Shares in full satisfaction of the Exercise
                              Price;

"Option Shares"               3,000 Shares and any additional bonus Shares issued to the Vendor, at any time prior to the expiry of the Option Period, by reason of the
                              Vendor being an existing holder of the Option Shares;

"Option"                      the option granted by Clause 8.1;

"PRC"                         the People's Republic of China;

"Purchaser Accounts"          the audited consolidated balance sheet and profit and loss account of the Purchaser prepared as at the Purchaser Accounts Date and all notes, reports and other documents annexed thereto, copies of which have previously been provided to the Purchaser;

"Purchaser Accounts           31 December 2000;
Date"

"Purchaser Group"             the Purchaser and its subsidiaries;

"Purchaser Group              either the Purchaser or any of  its subsidiaries or such one or
Company"                      more of them as the context may indicate;

"Purchaser Warranties"        the warranties on the part of the Purchaser given pursuant to
                              Clause 6.1 and contained in Part B of Schedule 1.

"Sale Shares"                 5,000 Shares beneficially held by the Vendor representing 50%
                              all of the issued share capital of the Company at Completion (which shares shall include the 1 Share held as nominee by Brightpoint
                              Holdings B.V.);

"Shares"                      shares of HK$ each in the capital of the Company;

"Subsidiaries"                the companies details of which are to be set out in the disclosure letter referred to in Clause 5.5;

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
"Taxation"                    liability to any form of taxation (including, taxes, withholding taxes, duties, imposts, levies, rates or any other amounts payable to any revenue, customs or similar authorities in any part of the world) whenever and wherever created and including an amount equal to any deprivation of any relief from taxation and all costs, interest, penalties, charges and expenses incurred in connection with such taxation of failure to pay such taxation;

"US$"                         United States dollars; and

"Vendor                       Warranties" the warranties on the part of the Vendor given pursuant to Clause 5.1 and contained in Part A of Schedule 1.

1.2 In this Agreement, unless the context otherwise requires, any reference to a "Clause" or a "Schedule" or an "Appendix" is a reference to a clause, a schedule or an appendix of this Agreement and, unless otherwise indicated, includes all the sub-clauses of that clause.

1.3 In this Agreement, words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.4 The headings and the table of contents in this Agreement are for convenience only and shall not affect its interpretation.

1.5 References herein to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under provisions.

1.6 References herein to "subsidiary" or "holding company" have the meanings ascribed thereto in the Companies Ordinance.


2.   SALE AND PURCHASE

2.1 The Vendor, as beneficial owner, shall sell or procure the sale of the Sale Shares, and the Purchaser shall purchase the Sale Shares, free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances or third-party rights of any nature and with all dividends, benefits and other rights now or hereafter becoming attached or accruing thereto as from the date of this Agreement.

2.2 The aggregate consideration for the purchase of the Sale Shares payable to the Vendor shall be US$10,000,000 which shall be payable in full at Completion not in cash but shall instead be satisfied by the issue and allotment to Vendorof the Consideration Preference Shares.


3.   CONDITIONS

3.1  Completion of this Agreement is conditional upon:

     (a) the Vendor and its Associates reducing its working capital indebtedness, financial exposure and liabilities to a US$10 million line of credit for the issue of standby letters of credit, guarantees or other agreements to induce manufacturers to provide trade credit, which the Vendor has agreed to procurefor up to one year from the date of Completion to be used for the sole purpose of securing the obligations of the Company to manufacturers of wireless devices for it, such line of credit to be issued by an independent third party not affiliated with either the Purchaser or the Vendor and otherwise to be on such terms as are agreeable to both parties;

     (b) the Purchaser procuring a US$10 million line of credit for the issue of standby letters of credit, guarantees or other agreements to induce manufacturers to provide trade credit, for up to one year from the date of Completion to be used for the sole purpose of securing the obligations of the Company to manufacturers of wireless devices for it, such line of credit to be issued by an independent third party not affiliated with either the Purchaser or the Vendor and otherwise to be on such terms as are agreeable to both parties;

     (c) approval of this Agreement by the board of directors of Brightpoint Inc. and by the board of directors of the Purchaser;

     (d) the receipt of all third party, bank, customer, governmental and administrative consents and approvals required (if any) by law or by contract, including the acceptable release of any guarantees or other facilities or financial assistance granted by Brightpoint Inc. or its subsidiaries for the benefit of the Group (save as provided in Clause 3.1(a)) and return of any collateral or other security granted to any creditor by Brightpoint, Inc. or its subsidiaries for the benefit of the Group; and

     (e) the satisfactory review by the Vendor and the Purchaser of the existing employment contracts between Eric Leung and the Company and John Maclean Arnott and the Purchaser that such employment contracts are on terms acceptable to all parties thereto; and

     (f) the parties agreeing the form of the Brightpoint Trademark Licence (being a licence of the Brightpoint trademark to the Company) and the Non-Competition Deed (being a deed containing non-competition undertakings given by both the Vendor and the Purchaser in favour of each other).

3.2 If the conditions set out in Clause 3.1 are not fulfilled on or prior to 30 December 2001 (or such later date as may be agreed between the Vendor and the Purchaser), this Agreement shall terminate and neither of the parties shall have any claim against the other for costs, damages, compensation or otherwise (save in respect of any prior breach of this Agreement).


4.   COMPLETION

4.1 Completion shall take place at 11:30 a.m. on the third Business Day after satisfaction of the conditions in Clause 3.1 at the offices of Richards Butler at 20th Floor, Alexandra House, 16-20 Chater Road, Central, Hong Kong, or at such other time and/or place as the parties may agree at which time all (but not part only) of the following business shall be transacted:

     (a)  the Vendor shall deliver to the Purchaser:

          (i) signed copies of the resolutions in the form set out in Schedule 2 duly passed;

          (ii) instruments of transfer and bought and sold notes in respect of the Sale Shares duly executed by the Vendor and/or its nominees in favour of the Purchaser and/or its nominee(s), together with a cheque made payable to the "Government of the Hong Kong Special Administrative Region" for the vendor's ad valorem stamp duty payable on such transfer and all other documents of the Vendor or the Company as may be required for stamping;

          (iii) all share certificates in respect of the Sale Shares;

          (iv) letters of resignation of those of the existing directors of the Company and any Subsidiaries other than Steven Fivel and Phillip
                A. Bounsall who the parties agree are to resign, such resignation to include a confirmation that such person has no claim of any nature whatsoever against any Group Company (including without limitation, compensation for loss of office); and

          (v) all minute books, registers and other corporate records of the Group;

          (vi) a certified copy written resolution of shareholders of the Vendor approving the transactions contemplated by this Agreement;

     (b)  the Purchaser shall deliver to the Vendor:

          (i) signed copies of board and shareholder resolutions of the Purchaser duly passed, in a form reasonably approved by the Vendor, approving the entering into and execution of this Agreement and all documents referred to herein including the issue of the Consideration Preference Shares, the amendment of the Purchaser's articles of association to reflect the terms of all preference shares issued by the Company, and the execution of all documents to be entered into by the Purchaser as contemplated in this Agreement;

          (ii) duly signed certificates in the name of the Vendor for the Consideration Preference Shares; and

          (iii) four (4)copies of the Brightpoint Shareholders' Agreement, two
                (2) copies of the Chinatron Shareholders' Agreement, two(2)copies of the Brightpoint Trademark Licence and two(2)copies of the Non-Competition Deed duly signed by all parties other than the Vendor and the Company; at Completion the Vendor shall sign and shall procure that the Company shall sign all such copies and return the same (save for one copy of each document) to the Purchaser; and

     (c) the parties shall exchange evidence of the satisfaction of the conditions precedents in Clause 3.1.

4.2 Neither party shall be obliged to complete the sale and purchase of the Sale Shares or perform any obligations hereunder unless the other party complies in full with its obligations under Clause 4.1.

4.3 Following Completion, the Purchaser shall within two Business Days thereof present the instrument of transfer, bought and sold notes, full payment for all stamp duty and such other documents as may be required for stamping.

4.4 If the Vendor on the one hand or the Purchaser on the other shall be unable to or shall not comply with any of its obligations under Clause 4.1 on or before the date fixed for Completion the party not in default may:

     (a) defer Completion to a date not more than 28 days after the said date (and so that the provisions of this sub-paragraph (a) shall apply to Completion as so deferred); or

     (b)  proceed to Completion so far as practicable; or

     (c)  rescind this Agreement,

     without prejudice, in each case, to that party's rights (whether under this Agreement generally or under this Clause) to the extent that the other party shall not have complied with its obligations thereunder.


5.   VENDOR WARRANTIES

5.1 The Vendor hereby warrants to the Purchaser in the terms set out in Part A of Schedule 2.

5.2 The Vendor acknowledges that the Purchaser has entered into this Agreement in reliance on each of the Vendor Warranties and other representations made by the Vendor in this Agreement and none of the Vendor Warranties shall be limited or restricted by reference to or inference from the terms of any other Vendor Warranties or any other term of this Agreement.

5.3 The Vendor undertakes to promptly notify the Purchaser in writing of any matter or thing of which it becomes aware which is or may be a breach of or inconsistent with any of the Vendor Warranties or other representations before Completion.

5.4 The Vendor hereby waives any and all claims which it might otherwise have against any Group Company in respect of the completeness or accuracy of any information supplied, or of any failure to supply information, by or on behalf of any Group Company or any director or employee thereof to the Purchaser, the Vendor or any of their advisers in connection with this Agreement or otherwise.

5.5 Each of the Vendor Warranties is qualified to the extent of any matters fairly and clearly disclosed in the disclosure letter given by the Vendor to the Purchaser (and accepted by the Purchaser) on or before the date 14 days after the date of this Agreement.

5.6 The Vendor shall not be liable for any claim made under or in connection with the Vendor Warranties unless:

     (a) a written notice giving full particulars of the claim, is made within one month of the completion of the audited accounts for the Group for the year ended 31 December 2002;

     (b) the amount of the claim exceeds any provision therefor in the Company Accounts;

     (c) the amount of the claim exceeds the amount which the Group is able to claim under any policy of insurance (in respect of such claim) in which regard the Purchaser will use the Purchaser's best endeavours to recover such claim first from the insurers; and

     (d) the amount of the claim exceeds HK$387,500 and the amount of the claim when aggregated with other claims exceeds HK$3,875,000.

5.7 The Vendor's liability in respect of all matters under this Agreement shall not exceed a sum equal to the Consideration plus all reasonable legal and other costs of recovery properly incurred by or on behalf of the Purchaser in pursuing any claim or claims and provided further, such amount shall not be in excess of US$10,000,000 (in the event that the Option is not exercised) or US$20,000,000 (in the event that the Option is exercised).

6.   PURCHASER WARRANTIES

6.1 The Purchaser hereby warrants to the Vendor in the terms set out in Part B of Schedule 2.

6.2 The Purchaser acknowledges that the Vendor has entered into this Agreement in reliance on each of the Purchaser Warranties and other representations made by the Purchaser in this Agreement and none of the Purchaser Warranties shall be limited or restricted by reference to or inference from the terms of any other Purchaser Warranties or any other term of this Agreement.

6.3 The Purchaser undertakes to promptly notify the Vendor in writing of any matter or thing of which it becomes aware which is or may be a breach of or inconsistent with any of the Purchaser Warranties or other representations before Completion.

6.4 Each of the Purchaser Warranties is qualified to the extent of any matters fairly and clearly disclosed in the disclosure letter given by the Purchaser to the Vendor (and accepted by the Vendor) on or before the date 14 days after the date of this Agreement.

6.5 The Purchaser shall not be liable for any claim made under or in connection with the Purchaser Warranties unless:

     (a) a written notice giving full particulars of the claim, is made within one month of the completion of the audited accounts for the Purchaser for the year ended 31 December 2002;

     (b) the amount of the claim exceeds any provision therefor in the Purchaser Accounts;

     (c) the amount of the claim exceeds the amount which the Purchaser is able to claim under any policy of insurance (in respect of such claim) in which regard the Purchaser will use the Purchaser's best endeavours to recover such claim first from the insurers;

     (d) the amount of the claim exceeds HK$387,500 and the amount of the claim when aggregated with other claims exceeds HK$3,875,000; and

6.6 The Purchaser's liability in respect of all matters under this Agreement shall not exceed a sum equal to the Consideration plus all reasonable legal and other costs of recovery properly incurred by or on behalf of the Vendor in pursuing any claim or claims. and provided further, such amount shall not be in excess of US$10,000,000 (in the event that the Option is not exercised) or US$20,000,000 (in the event that the Option is exercised).


7.   CONDUCT OF BUSINESS

7.1 The Vendor undertakes that prior to Completion the business of the Group shall be operated in a normal and usual basis and the Vendor shall procure that each Group Company shall not do or omit to do any act or thing which is material to the relevant company that is not in the ordinary and usual course of business (including, without limitation, issuing any new securities, declaring any dividends, or entering into any significant or material new contracts), without prejudice to the foregoing, the parties acknowledge that the Vendor will in consultation with the Purchaser undertake a restructuring of the Company prior to Completion including a return of capital to the Vendor or its Associates so that the indebtedness and financial exposure of Brightpoint Inc. and its subsidiaries to the Group as at Completion will not exceed the amount provided for in Clause 3.1(a) and that steps are taken to reduce the cost structure of the Company but so that such restructuring shall not result in a reduction of fixed assets or otherwise have a materially adverse effect of the operations of the Group.

7.2 The Purchaser undertakes that prior to Completion the business of the Purchaser Group shall be operated in a normal and usual basis and the Purchaser shall procure that each Purchaser Group Company shall not do or omit to do any act or thing which is material to the relevant company that is not in the ordinary and usual course of business (including, without limitation, issuing any new securities, declaring any dividends, or entering into any significant or material new contracts).


8.   OPTION

8.1 In consideration of the Purchaser entering into this Agreement, the Vendor hereby grants to the Purchaser an option to purchase all (but not part only) of the Option Shares at the Exercise Price at any time during the Option Period, subject to and on the terms of this Agreement. The Option is not transferable by Purchaser and any such attempted transfer shall be null and void.

8.2 The Vendor shall on exercise of the Option sell or procure the sale of the Option Shares and the Purchaser shall purchase the Option Shares, free from all rights of pre-emption, options, liens, claims, equities, charges, mortgages, pledges and encumbrances or third party rights of whatsoever nature and with all rights attached, accrued or accruing or becoming attached thereto on and after date of such exercise at the Exercise Price, payable not in cash but instead by the issue of the Option Preference Shares upon Option Completion.

8.3 The Vendor undertakes not to transfer, encumber or deal with in any way the Option Shares during the Option Period, except with the prior written consent of the Purchaser.

8.4 An Exercise Notice may be given by the Purchaser to the Vendor at any time during the Option Period in respect of all (but not part only) of the Option Shares.

8.5 Option Completion shall take place at such time (being not earlier than 3 business days and not later than 7 business days after the date of the Exercise Notice) and at such place in Hong Kong as may be specified in the Exercise Notice.

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
8.6 At Option Completion, all (but not part only) of the following business shall be transacted:

     (a) the Vendor shall deliver or cause to be delivered to the Purchaser duly executed instrument(s) of transfer and sold notes in respect of the Option Shares in favour of the Purchaser or its specified nominee(s) accompanied by the certificate(s) for the relevant Option Shares; and

     (b) the Purchaser shall deliver to the Vendor signed bought notes and copies of board and shareholder resolutions, in a form reasonably approved by the Vendor, issuing the Option Preference Shares, together with a duly signed certificate for the Option Preference Shares in the name of the Vendor;

     (c) the Vendor and the Purchaser shall procure that the directors nominated by each of them to the board of directors of the Company shall exercise their votes so as to approve the transfer of the Option Shares.


9.   GENERAL

9.1 Each party shall at all times keep confidential and not directly or indirectly make or allow any disclosure or use to be made of any information in its possession relating to the other party or to the existence or subject matter of this Agreement, except to the extent required by law or with the consent of the other party (which consent shall not be unreasonably withheld).

9.2 Each party shall bear its own legal and professional fees, costs and expenses incurred in connection with this Agreement.

9.3 Any stamp duty payable on the sale and purchase of the Sale Shares or the Option Shares shall be borne by the Vendor and the Purchaser in equal shares.

9.4  Time shall be of the essence of this Agreement.

9.5 This Agreement shall be binding on and shall enure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by either party without the prior written consent of the other.

9.6 This Agreement, and the documents referred to in it, constitutes the entire agreement, and supersedes any previous agreement, between the parties in relation to the subject matter of this Agreement. Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (together a "Representation") (whether negligently or innocently made) of any person (whether a party to this Agreement or not) other than as expressly set out in this Agreement as a Warranty.

      The only remedy available to either party for breach of any Representation shall be for breach of contract under the terms of this Agreement. Nothing in this Clause shall operate to limit or exclude any liability for fraud.

9.7 This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Agreement by signing any such counterpart.

9.8 All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

9.9 No delay or failure by a party to exercise or enforce (in whole or in part) any right provided by this Agreement or by law shall operate as a release or waiver, or in any way limit that party's ability to further exercise or enforce that, or any other, right. A waiver of any breach of any provision of this Agreement shall not be effective, or implied, unless that waiver is in writing and is signed by the party against whom that waiver is claimed.

9.10 Each party shall at its own cost, execute and do all acts, documents and things (reasonably within its powers) as may reasonably be required by the other so as to vest beneficial and registered unencumbered ownership of the Sale Shares (and, if applicable, the Option Shares) in the Purchaser and beneficial and registered unencumbered ownership of the Consideration Preference Shares and, if applicable, the Option Preference Shares in the Vendor and otherwise to implement the terms of this Agreement whether before or after Completion, provided that this obligation shall cease 6 months after the date of Completion or, if the Option is exercised 6 months after the date of Option Completion.

9.11 No amendment to this Agreement will be effective unless it is in writing and signed by both the parties. No consent or approval to be given pursuant to this Agreement will be effective unless it is in writing and signed by the relevant party.

9.12 In the event of a default by either party in the performance of its obligations under this Agreement, the non-defaulting party shall have the right to obtain specific performance of the defaulting party's obligations, such remedy to be in addition to any other remedies provided under this Agreement or at law.

9.13 On termination of this Agreement, each party's rights and obligations will immediately cease provided that such termination shall not affect any accrued rights and obligations of the parties which are expressed to relate to any period following termination (and including the provisions of Clauses 9 to 11 inclusive) nor shall it effect any accrued rights and obligations of the parties as at the date of termination.

9.14 All amounts due under this Agreement or the terms of the Consideration Preference Shares shall be paid in full on the due date (without any restriction, condition, deduction or withholding, except as required by law for any taxation) and neither party shall be entitled to assert any credit, set-off, counterclaim or similar claim against the other party in order to justify withholding part or all of such amount.

10.   NOTICES

      Any notice required to be given under this Agreement shall be deemed duly served if served by hand delivery or by facsimile transmission to the addresses provided below or to such other address as may have been last notified in writing by or on behalf of the relevant party to the other party hereto. Any such notice shall be deemed to be served at the time when left at the address of the party to be served or, if served by facsimile transmission, when sent. In proving service it shall be sufficient, in the case of service by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine.

      To the Vendor:

      Address:     6402 Corporate Dr., Indianapolis, IN 46278 U.S.A.

      Facsimile:   1 317 387 5479
      Attention:   Steven E. Fivel, Executive Vice President and General Counsel


      To the Purchaser:

      Address:     Room 805, Nine Queen's Road, Central, Hong Kong

      Facsimile:   852 2869 8628
      Attention:   John Maclean-Arnott


11.   GOVERNING LAW

10.1 This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong, and the parties hereto hereby submit to the non exclusive jurisdiction of the Courts of Hong Kong in connection herewith but this Agreement may be enforced in any court of competent jurisdiction.

10.2 The Vendor irrevocably appoints Richards Butler at 20th Floor, Alexandra House, 16-20 Chater Road, Central, Hong Kong as its agent, to receive, for it and on its behalf, service of process in any proceedings in Hong Kong. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Vendor). If for any reason the process agent ceases to be able to act as such or no longer has an address in Hong Kong, the Vendor irrevocably agrees to appoint a substitute process agent within 30 days.

                                   SCHEDULE 1

                           PART A - VENDOR WARRANTIES

The Vendor hereby represents and warrants to the Purchaser that all representations and statements set out in this Part A of Schedule 2 are and will be true and accurate as at the date hereof and as at all times up to and including Completion with reference to the facts and circumstances subsisting at such time.


SALE SHARES

1. The Sale Shares are legally and beneficially owned by the Vendor. The Sale Shares are fully paid up and free from any liens, charges and encumbrances or third-party rights of any nature whatsoever. The Sale Shares constitute 50% of the issued share capital of the Company.


GENERAL

2. The Company has no direct or indirect equitable, financial, management or other interest in any person (including any company, partnership, unincorporated company or association).

3. The only issued securities of any nature whatsoever, including without limitation options or convertible securities, of any Group Company, are those to be detailed in the disclosure letter referred to in Clause 5.5. There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any part of the issued or unissued share capital of any Group Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.


COMPLIANCE

4. So far as the Vendor is aware, each Group Company has materially complied with all legislation and holds all necessary licences, consents and other permissions and approvals required to undertake the business as carried on by such company and has complied with all legal and contractual requirements in relation to all transactions to which such company has been a party.


COMPANY ACCOUNTS

5. The Company Accounts have been prepared in accordance with generally accepted accounting practices in Hong Kong and give a true and fair view of the state of affairs and financial and trading positions of the Group at the date to which they were prepared and of the Company's results for the financial period ended on that date.

6. The Company has no present intention to discontinue or write down investments in any other businesses other than those disclosed in the Company Accounts nor is any such write down considered necessary or prudent.


ASSETS

7. All assets of each Group Company owned by the Group Company (including, without limitation all assets referred to in the Company Accounts):

     (a) are legally and beneficially owned free from any mortgage, charge, lien or other encumbrance;

     (b) are in the possession or under the control of the relevant Group Company which has good and marketable title thereto; and

     (c) are not subject to any hire purchase, leasing arrangements or other arrangements of a similar nature.


TAXATION

8. Each Group Company has paid or accounted for all taxation (if any) due to be paid or accounted for by it before the date of this Agreement. The provisions included in the Company Accounts are sufficient to cover all taxation in respect of all periods ending on or before the date of the Company Accounts. No liability for taxation has been incurred after the date of the Company Accounts otherwise than in the ordinary course of trading business.


LITIGATION

9. No Group Company is a party to any litigation, arbitration, prosecutions, claims, disputes, investigations or to any other legal or contractual proceedings (together "Proceedings") and so far as the Vendor is aware, there are no facts or circumstances subsisting which can reasonably be expected to give rise to such Proceedings and there are no unfulfilled or unsatisfied judgments or court orders against any Group Company.

TRANSACTIONS AFTER COMPANY ACCOUNTS DATE

10. Since the Company Accounts Date, each Group Company has carried on its business in the ordinary course so as to maintain the same as a going concern and has not:

     (a) declared, made or paid any dividends or made any other distribution out of profits, reserves or capital and no loans or loan capital has been repaid in whole or in part;

     (b) engaged in, or entered into, any business activities or transactions which are either outside its ordinary course of day-to-day trading operations or which have not been entered into for full value, on normal commercial terms and on an arms length basis;

     (c)  been affected by any abnormal factor in any material respect;

     (d)  defaulted in any of its contractual obligations; or

     (e) suffered any material adverse change in its turnover or financial or trading position.


CONTRACTS

11. All contracts under which any Group Company has any outstanding liabilities or obligations, or under which it is due remuneration, for an amount in excess of HK$ 500,000 have been disclosed to the Purchaser. So far as the Vendor is aware, all contracts to which any member of the Group is a party are valid and binding on the parties thereto and no party is in breach of the terms thereof. There are no debts (other than trade credit incurred in the ordinary course of business) owed by or to any Group Company to or by any third party. There are no contracts between any Group Company and any shareholder or director of any Group Company or any Associates of such director or shareholder.


EMPLOYEES

12. All contracts of service to which any Group Company is a party can be terminated by it without payment of compensation (save as provided by legislation) by not more than 60 days' notice.

13. No Group Company is under any obligation (whether actual or contingent) to make any payment either now or at anytime in the future to or for the benefit of any past or present employee other than monthly salary entitlement.


INSURANCE

14. Each Group Company has effected and maintains valid and current policies of insurance in an amount and to the extent (including third party liability) that it is prudent to do so in the business carried on by it.


PREMISES

15. No Group Company owns any premises and no Group Company leases any premises other than as to be set out in the disclosure letter referred to in Clause
     5.5 (the "Leased Property").

16. The lease of the Leased Property is in writing, is valid and subsisting, has not been breached by any Group Company and there is no circumstance which can reasonably be expected to affect or prejudice the relevant lease or otherwise affect the relevant Group Company's occupation as tenant of the Leased Property.


INTELLECTUAL PROPERTY

17. Subject to Clause 18 below, all intellectual property registered in the name of any Group Company or developed or represented as being developed or owned, by any Group Company excluding any software used in day to day office administration applications) is beneficially owned by the relevant Group Company, is unencumbered, is not subject to any claims from employees or others and is valid and subsisting.

18. In respect of all agreements and licences for the use by any Group Company of intellectual property not owned by the relevant Group Company (the "IP Licences"):

     (a) the IP Licences are valid and subsisting, require payment of only a nominal fee and are not restricted in any way;

     (b) the relevant Group Company is not in breach of any of the provisions of the IP Licences; and

     (c) in so far as the Company is aware, the licensor or grantor of the rights to the Group Company under the IP Licences has the right to licence such rights to the Group.

19. The use by the relevant member of the Group of the intellectual property rights referred to in Clauses 17 and 18 of this Part A above and the operation of the Company's business generally does not infringe the rights (including, without limitation, intellectual property rights) of any third party.

                                   SCHEDULE 1

                          PART B - PURCHASER WARRANTIES


The Purchaser hereby represents and warrants to the Vendor that all representations and statements set out in this Part B of Schedule 2 are and will be true and accurate as at the date hereof and as at all times up to and including Completion with reference to the facts and circumstances subsisting at such time.


SHARES

1. The Consideration Preference Shares will once issued be fully paid up and free from any liens, charges and encumbrances or third-party rights of any nature whatsoever.


GENERAL

2. The Purchaser has no direct or indirect equitable, financial, management or other interest in any person (including any company, partnership, unincorporated company or association).

3. The only issued securities of any nature whatsoever, including without limitation options or convertible securities of any Purchaser Group Company, are those to be detailed in the disclosure letter referred to in Clause 6.4. There is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any part of the issued or unissued share capital of any Purchaser Group Company and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing which has not been waived in its entirety or satisfied in full.


COMPLIANCE

4. So far as the Purchaser is aware, each Purchaser Group Company has materially complied with all legislation and holds all necessary licences, consents and other permissions and approvals required to undertake the business as carried on by such company and has complied with all legal and contractual requirements in relation to all transactions to which such company has been a party.


PURCHASER ACCOUNTS

5. The Purchaser Accounts have been prepared in accordance with generally accepted accounting practices in Hong Kong and give a true and fair view of the state of affairs and financial and trading positions of the Purchaser Group at the date to which they were prepared and of the Purchaser's results for the financial period ended on that date.

6. The Purchaser has no present intention to discontinue or write down investments in any other businesses other than those disclosed in the Purchaser Accounts nor is any such write down considered necessary or prudent.


ASSETS

7. All assets of each Purchaser Group Company owned by the Purchaser Group Company (including, without limitation all assets referred to in the Purchaser Accounts):

     (d) are legally and beneficially owned free from any mortgage, charge, lien or other encumbrance;

     (e) are in the possession or under the control of the relevant Purchaser Group Company which has good and marketable title thereto; and

     (f) are not subject to any hire purchase, leasing arrangements or other arrangements of a similar nature.


TAXATION

8. Each Purchaser Group Company has paid or accounted for all taxation (if any) due to be paid or accounted for by it before the date of this Agreement. The provisions included in the Purchaser Company Accounts are sufficient to cover all taxation in respect of all periods ending on or before the date of the Company Accounts. No liability for taxation has been incurred after the date of the Purchaser Accounts otherwise than in the ordinary course of trading business.


LITIGATION

9. No Purchaser Group Company is a party to any litigation, arbitration, prosecutions, claims, disputes, investigations or to any other legal or contractual proceedings (together "Proceedings") and so far as the Purchaser is aware, there are no facts or circumstances subsisting which can reasonably be expected to give rise to such Proceedings and there are no unfulfilled or unsatisfied judgments or court orders against any Purchaser Group Company.

TRANSACTIONS AFTER PURCHASER ACCOUNTS DATE

10. Since the Purchaser Accounts Date, each Purchaser Group Company has carried on its business in the ordinary course so as to maintain the same as a going concern and has not:

     (a) declared, made or paid any dividends or made any other distribution out of profits, reserves or capital and no loans or loan capital has been repaid in whole or in part;

     (b) engaged in, or entered into, any business activities or transactions which are either outside its ordinary course of day-to-day trading operations or which have not been entered into for full value, on normal commercial terms and on an arms length basis;

     (c)  been affected by any abnormal factor in any material respect;

     (d)  defaulted in any of its contractual obligations; or

     (e) suffered any material adverse change in its turnover or financial or trading position.


CONTRACTS

11. All contracts under which any Purchaser Group Company has any outstanding liabilities or obligations, or under which it is due remuneration, for an amount in excess of HK$500,000 have been disclosed to the Vendor. So far as the Purchaser is aware, all contracts to which any member of the Purchaser Group is a party are valid and binding on the parties thereto and no party is in breach of the terms thereof. There are no debts (other than trade credit incurred in the ordinary course of business) owed by or to any Purchaser Group Company to or by any third party. There are no contracts between any Purchaser Group Company and any shareholder or director of any Purchaser Group Company or any Associates of such director or shareholder.


EMPLOYEES

12. All contracts of service to which any Purchaser Group Company is a party can be terminated by it without payment of compensation (save as provided by legislation) by not more than 60 days' notice.

13. No Purchaser Group Company is under any obligation (whether actual or contingent) to make any payment either now or at anytime in the future to or for the benefit of any past or present employee other than monthly salary entitlement.


INSURANCE

14. Each Purchaser Group Company has effected and maintains valid and current policies of insurance in an amount and to the extent (including third party liability) that it is prudent to do so in the business carried on by it.


PREMISES

15. No Purchaser Group Company owns any premises and no Purchaser Group Company leases any premises other than as to be set out in the disclosure letter referred to in Clause 6.4 (the "Leased Property").

16. The lease of the Leased Property is in writing, is valid and subsisting, has not been breached by any Purchaser Group Company and there is no circumstance which can reasonably be expected to affect or prejudice the relevant lease or otherwise affect the relevant Purchaser Group Company's occupation as tenant of the Leased Property.


INTELLECTUAL PROPERTY

17. Subject to Clause 18 below, all intellectual property registered in the name of any Purchaser Group Company or developed or represented as being developed or owned, by any Purchaser Group Company excluding any software used in day to day office administration applications) is beneficially owned by the relevant Purchaser Group Company, is unencumbered, is not subject to any claims from employees or others and is valid and subsisting.

18. In respect of all agreements and licences for the use by any Purchaser Group Company of intellectual property not owned by the relevant Purchaser Group Company (the "IP Licences"):

     (d) the IP Licences are valid and subsisting, require payment of only a nominal fee and are not restricted in any way;

     (e) the relevant Purchaser Group Company is not in breach of any of the provisions of the IP Licences; and

     (f) in so far as the Purchaser is aware, the licensor or grantor of the rights to the Purchaser Group Company under the IP Licences has the right to licence such rights to the Purchaser Group.

19. The use by the relevant member of the Group of the intellectual property rights referred to in Clauses 17 and 18 above and the operation of the Purchaser Group's business generally does not infringe the rights (including, without limitation, intellectual property rights) of any third party.

                                   SCHEDULE 2

                               COMPANY RESOLUTION

                    BRIGHTPOINT CHINA LIMITED (THE "COMPANY")


Written resolutions of the directors of the Company (the "Directors") dated
          2001           and confirmed by the directors as being passed in
accordance with the constitutional documents of the Company.
--------------------------------------------------------------------------------

BACKGROUND:

1. The Vendor entered into a sale and purchase agreement (the "Agreement") with the Purchaser whereby the Vendor agreed to, amongst other things, sell
     [            ] shares (the "Sale Shares") to the Purchaser.

2.   It is proposed that [each of] [          ] be appointed as a Director and
     that the resignations of the existing Directors be accepted.

3. The Directors declared their respective interests in the transaction contemplated by the Agreement.

4. Defined terms in the Agreement shall have the same meaning in these resolutions.


IT IS UNANIMOUSLY RESOLVED that:

1.   Each of [           ] be and is hereby appointed as a Director with effect
     from the date of this resolution.

2.   The secretary of the Company shall:

     (a) register the Purchaser or its nominee(s) on the register of members of the Company in respect of the Sale Shares;

     (b) issue new share certificates in the name of the Purchaser and/or its nominees in respect of the Sale Shares;

     (c) cancel the relevant share certificates for the Sale Shares issued in the name of the Vendor; and

     (d)  accept the resignation of [            ] as directors and [         ]
          as secretary of the Company with immediate effect.

3. Any Director or the secretary of the Company be and is hereby authorised to execute or sign any further documents and/or take such further acts as he shall in his discretion think fit to give effect to the Agreement.


SIGNED BY ALL THE DIRECTORS



---------------------------



---------------------------



---------------------------



---------------------------



---------------------------

                                 EXECUTION PAGE


SIGNED for and on behalf of                 )  /s/ Steven E. Fivel
BRIGHTPOINT INTERNATIONAL                   )  Steven E. Fivel
(ASIA PACIFIC) PTE. LIMITED                 )  Director
in the presence of:                         )






SIGNED for and on behalf of                 )  /s/ John Maclean-Arnott
CHINATRON GROUP HOLDINGS LIMITED            )  John Maclean-Arnott
in the presence of:                         )

           /s/

                                   APPENDIX A

                        CHINATRON SHAREHOLDERS' AGREEMENT

                                   APPENDIX B

                         CLASS B PREFERENCE SHARE TERMS

                                   APPENDIX C

                       BRIGHTPOINT SHAREHOLDERS' AGREEMENT

                                   APPENDIX D


                                 EXERCISE NOTICE


[Date]

To : [The Vendor]
     [Address]


Dear Sirs,

PURCHASE OF SHARES IN BRIGHTPOINT CHINA LIMITED (THE "COMPANY")

We refer to the sale and Purchase Agreement dated [         ] (the "Agreement")
between ourselves. Terms defined in that Agreement shall have the same meaning when used herein.

Pursuant to Clause 8 of the Agreement, we hereby give you notice of the exercise of the Option in respect of, and hereby require you to transfer to us, the Option Shares:

No. of Option Shares
                       ---------------------------------------------------------

Name of transferee
                       ---------------------------------------------------------

Address of transferee
                       ---------------------------------------------------------

Completion time
                       ---------------------------------------------------------
                       (this should be not less than 3 nor more than 7 business days after the date of this notice)

Completion place
                       ---------------------------------------------------------

Yours faithfully,




For and on behalf of
[Purchaser]

                                                                      APPENDIX A

                       DATED THE 18TH DAY OF JANUARY, 2002




   ----------------------------------------------------------------------

                             SHAREHOLDERS' AGREEMENT

                                 IN RELATION TO

                        CHINATRON GROUP HOLDINGS LIMITED

   ----------------------------------------------------------------------

                                      AMONG

     (1)      ARGO II: THE WIRELESS - INTERNET FUND LIMITED PARTNERSHIP
     (2)      ARGC IV, L.P.
     (3)      DIGIWIRELESS LIMITED
     (4)      BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LIMITED
     (5)      CHINA WORLD INTERNATIONAL COMPANY LIMITED
     (6)      JOHN MICHAEL MACLEAN-ARNOTT
     (7)      CHI KONG ERIC LEUNG
     (8)      CHINATRON GROUP HOLDINGS LIMITED

THIS SHAREHOLDERS' AGREEMENT (the "AGREEMENT") is made the 18th day of January, 2002

AMONG:

(1) ARGO II: THE WIRELESS - INTERNET FUND LIMITED PARTNERSHIP, a limited partnership established under the laws of the State of Delaware, the United States of America, with its principal place of business at Lynnfield Woods Office Park, 210 Broadway, Suite 101, Lynnfield, MA 01940, U.S.A. ("ARGO");

(2) ARGC IV, L.P., a limited partnership established under the laws of the State of Delaware, the United States of America, with its principal place of business at Lynnfield Woods Office Park, 210 Broadway, Suite 101, Lynnfield, MA 01940, U.S.A. ("ARGC");

(3) DIGIWIRELESS LIMITED, a company incorporated under the laws of Hong Kong with its registered address at [ ] ("DIGIWIRELESS");

(4) BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LIMITED a company incorporated under the laws of [ ] with its registered address at [ ] ("BRIGHTPOINT");

(5) CHINA WORLD INTERNATIONAL COMPANY LIMITED, a company incorporated under the laws of Hong Kong with its registered address at 5/F., Heng Shan Centre, 145 Queen's Road East, Wanchai, Hong Kong ("CWI");

(6) JOHN MICHAEL MACLEAN-ARNOTT of [Flat B, 36/F., Tavistock II, No. 10A Tregunter Path, Hong Kong ]("MACLEAN-ARNOTT");

(7) CHI KONG ERIC LEUNG of [House 21, Windsor Park, Nos. 2-88 Ma Ling Path, Kau To Shan, Shatin, New Territories] ("LEUNG"); and

(8) CHINATRON GROUP HOLDINGS LIMITED, a company incorporated under the laws of Hong Kong with its registered address at Suite 805, Nine Queen's Road, Central, Hong Kong (the "COMPANY").

(ARGO and ARGC are hereinafter individually referred to as an "INVESTOR" and collectively as the "INVESTORS"; each of CWI, Maclean-Arnott and Leung are hereinafter individually referred to as a "FOUNDING SHAREHOLDER" and collectively as the "FOUNDING SHAREHOLDERS"; the Investors, Brightpoint, Digiwireless and the Founding Shareholders are hereinafter individually referred to as a "SHAREHOLDER" and collectively referred to as the "SHAREHOLDERS".

WHEREAS:

(A) The Company is a company limited by shares incorporated in Hong Kong and is validly existing under the laws of Hong Kong. The details of the share capital of the

     Company immediately prior to the date hereof are set forth in paragraphs 1, 2 and 3 of Schedule 1.

(B) This Agreement is entered into for the purpose of regulating the relationship between the Parties and setting out the rights and obligations of the Parties in respect of the Company.


THEREFORE IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS HEREIN CONTAINED IT IS HEREBY AGREED AS FOLLOWS:


1.   DEFINITIONS AND INTERPRETATION.

1.1 DEFINITION. In this Agreement, all other capitalized terms shall have the meaning subscribed to them in the Subscription Agreement except as expressly provided below or unless the context otherwise requires:

     "1934 ACT"                     the Securities Exchange Act of 1934 (as
                                    amended) of the United States of America;

     "ACT" the Securities Act of 1933 (as amended) of the United States of America;

     "AFFILIATE"                    (i)     with respect to any legal entity,
                                            another entity that, directly or
                                            indirectly through one or more
                                            intermediaries, Controls, is
                                            Controlled by or is under common
                                            Control with such entity; and

                                    (ii)    with respect to any natural person,
                                            any of his Associates;

     "ARM'S LENGTH BASIS"           on a normal commercial basis and not taking
                                    account of any special relationship between the parties;

     "ARTICLES"                     the articles of association of the Company
                                    (as amended from time to time);

     "ASSOCIATES"                   in relation to an individual means his
                                    spouse and issues and any of his parents and grandparents, his brothers and sisters, and the spouses and issues of his brothers and sisters (collectively "RELATIVES") and any company or trust which is directly or indirectly Controlled by such individual or any of his relatives and for the purpose of this definition a trust is Controlled by one or more persons if his or their wishes will generally be adhered to by the relevant trustees and "issues" shall include the spouses of such issues;

     "AUDITOR"                      the Company's appointed auditor;

     "BOARD"                        the Board of Directors of the Company;

     "BUDGET"                       the budget adopted under Clause 5.1;

     "BUSINESS"                     the business of the Company described in
                                    Clause 2;

     "BUSINESS DAY"                 a day on which banks are generally open for
                                    business in Hong Kong excluding a Saturday;

     "BUSINESS PLAN"                a detailed business plan of the Company for
                                    carrying on the Business during a Financial
                                    Year that is adopted by the Board from time to time in accordance with Clause 5.2;

     "CLASS A PREFERENCE SHARES"    the redeemable convertible preference shares
                                    issued by the Company on [ ], the terms of which are attached as Annexure A;

     "CLASS B PREFERENCE SHARES"    the redeemable convertible preference
                                    shares issued by the Company on [ ], the terms of which are attached as Annexure B;

     "COMPENSATION COMMITTEE"       the committee comprising three (3)
                                    non-executive directors appointed by the
                                    Board;

     "CONFIDENTIAL INFORMATION"     all information relating to customers,
                                    accounts, and operation of the Business;

     "CONTROL":                     (a)     the power (whether directly or
                                            indirectly and whether by the
                                            ownership of share capital, the
                                            possession of voting power, contract
                                            or otherwise) to appoint and/or
                                            remove all or such of the members of
                                            the board of directors or other
                                            governing body of an entity or
                                            partnership as are able to cast a
                                            majority of the votes capable of
                                            being cast by the members of that
                                            board or body on all, or
                                            substantially all, matters, or
                                            otherwise to control or have the
                                            power to control the policies and
                                            affairs of that person; and/or

                                    (b)     the holding and/or the possession of
                                            the beneficial interest in and/or
                                            the ability to exercise the voting
                                            rights applicable to shares or other
                                            securities in any person which
                                            confer in aggregate on the holders
                                            thereof more than 50% of the total
                                            voting rights exercisable at general
                                            meetings of that person on all, or
                                            substantially all, matters;

     "DIRECTORS"                    the directors of the Company from time to
                                    time;

     "ENCUMBRANCE"                  any option, right to acquire, mortgage,
                                    charge, pledge, lien, assignment,
                                    hypothecation, title retention, preferential right, trust arrangement or other form of security or encumbrance and including without limitation any agreement or commitment to give or create any of the above;

     "EQUITY SECURITIES"            has the meaning ascribed thereto in Clause
                                    6.1(a);

     "FINANCIAL YEAR"               each period of 12 months commencing on 1
                                    January and ending on 31 December or such other period as the Board may determine and includes (a) the period commencing on Completion and ending on 31 December 2000;
                                    and (b) the period commencing on the last 1
                                    January before the date of termination of this Agreement and ending on that date of termination;

     "HONG KONG"                    the Hong Kong Special Administrative Region
                                    of the People's Republic of China;

     "MEMORANDUM"                   the memorandum of association of the
                                    Company;

     "OFFICER"                      in relation to a body corporate, a director
                                    or secretary of that body corporate;

     "ORDINARY SHARES"              ordinary shares with par value of US$0.01
                                    each in the share capital of the Company;

     "PARTY"                        a party to this Agreement;

     "PERMITTED TRANSFEREE"         has the meaning given in Clause 6.3;

     "PREFERENCE SHARES"            the Class A Preference Shares and the Class
                                    B Preference Shares;

     "QUALIFIED IPO"                an initial public offering of Ordinary
                                    Shares on the New York Stock Exchange or the
                                    NASDAQ national market, on the London, Hong
                                    Kong or Singapore stock exchanges, or on another internationally recognized stock exchange (such other stock exchange being acceptable to a majority of the holders of the Preference Shares) at a per share price that is: (a) during the period ended on 8th
                                    February 2002 greater than or equal to
                                    US$[1.7878]; or (b) following the expiry of such period, greater than or equal to US$[2.0432] and that results in aggregate gross offering proceeds to the Company of at least US$30 million prior to underwriter commissions and expenses);

     "REGISTER, REGISTERED AND      as used in Clause 7 refer to a U.S.
     REGISTRATION"                  securities registration effected by
                                    preparing and filing a registration
                                    statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

     "REGISTRABLE SECURITIES"       (i) the Ordinary Shares issued to the
                                    Shareholders; (ii)
                                    the Preference Shares issued to the
                                    Shareholders; (iii) the Ordinary Shares
                                    issuable or issued upon conversion of the Preference Shares, and (iv) any Ordinary
                                    Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Clause
                                    7 are not assigned;

     "SEC"                          the U.S. Securities and Exchange Commission;

     "SHAREHOLDERS'                 at any time the holders of the Ordinary
                                    Shares at that time;

     "TAX" a tax, levy, charge, impost, fee, deduction, withholding or duty of any nature, including, without limitation, stamp and transaction duty which is imposed or collected by a government agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in addition to those amounts; and

     "WARRANT"                      any option, right or warrant to acquire
                                    Ordinary Shares by way of subscription,
                                    purchase, exchange, conversion or otherwise.

1.2 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which there are re-enactments (whether with or without modification).

1.3 Reference to subsidiary or holding company shall have the same meaning as defined in Section 2 of the Companies Ordinance (Cap.32 of the Laws of Hong
     Kong).

1.4 Reference to any agreement, document or instrument means such agreement, document or instrument as modified, varied, supplemented or novated from time to time in accordance with the terms hereof.

1.5 References herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall form part of this Agreement.

1.6 The expressions the "Parties", the "Company", the "Investors", Brightpoint, the "Founding Shareholders" and the "Shareholders" shall, where the context permits, include their respective successors, personal representatives and permitted assigns.

1.7 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.8 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every other gender.


2.   NATURE OF BUSINESS

     The business of the Company shall be diversified telecommunications investment holding and any other business determined by the Directors from time to time in accordance with Clause 4.2.


3.   BOARD OF DIRECTORS

3.1  Number and Appointment of Directors

     (a) Except as otherwise provided herein, the number of Directors and the manner of appointment of Directors shall be determined in accordance with the Articles.

     (b) The Shareholders shall procure that and shall cast their votes and exercise their powers of control to ensure that, up until the completion of a Qualified IPO, each of the Investors (collectively) and separately Brightpoint shall, provided that their respective direct and/or indirect shareholding (on a fully converted basis and assuming full exercise of any outstanding Warrants) does not fall below 3% of the entire issued share capital of the Company, be entitled by notice in writing to the Company to appoint 1 Director and one non-voting observer each to attend Board meetings and shall, by similar notice in writing to the Company, have the right to remove and/or replace any Director or non-voting observer appointed by them.

     (c) The Shareholders shall exercise their powers of control to ensure that a Director shall only be removed by a Shareholder who appointed that Director.

3.2  Board meeting.

     Board meetings shall be held at least once in every quarter or such more frequent time and at such place as the Board may from time to time decide.

3.3  Quorum for Board meeting

     (a) The quorum for a Board meeting is four (4) Directors present in person or by alternate provided that the provisions of Clause 3.4 have been complied with. Without a quorum, the Directors present shall not be authorized to act.

     (b)  A Board meeting will be adjourned to the same time and place fourteen
          (14) Business Days later if a quorum is not present at that Board meeting. If at such adjourned meeting a quorum is still not present within forty-five minutes from the time appointed for the meeting, the Director(s) present shall constitute a quorum. Except for the business as outlined in the notice, no other business shall be transacted thereat.

3.4  Notice of meetings

     (a) Each Director shall be entitled to receive at least fourteen (14) Business Days' notice of a Board meeting unless all Directors agree otherwise.

     (b) The Board can only pass a resolution on a matter if notice of the general nature of the matter is included in the notice of meeting, unless all the Directors agree otherwise.

     (c) Notwithstanding the foregoing provisions, the Directors present at a Board meeting and who constitute a quorum may, in writing, waive the notice requirement set forth in (a) above (in which event all the Directors shall be deemed to have waived the requirement or agreed to shorter notice, as the case may be) provided however that no resolution concerning any of the matters covered by Clause 4.2 shall be adopted at such a meeting.

3.5 The Company shall reimburse Directors appointed by the Investors and Brightpoint respectively for their reasonable expenses related to attending Board meetings.

3.6 In the event that a Director is unable to attend a Board meeting, he or she may appoint an alternate to attend and vote on his or her behalf and such alternate shall have the same rights and powers as the absent Director. If a Director fails to attend or appoint an alternate to attend, he or she will be deemed to have waived his or her right to attend and vote at such meeting.

3.7 Subject to Clauses 4.2, 4.3 and 4.4, a resolution in writing signed by a majority of the Directors entitled to receive notice of a meeting of Directors (or their respective alternates) shall be as valid and effectual for all purposes as a resolution of Directors duly passed at a meeting of the Board duly convened, held and constituted provided that:

     (a) where such resolution is in relation to any contract or arrangement in which a Director or Directors are interested, it shall not be effective unless the number of Directors signing the resolution who are not interested in the contract or arrangement would have constituted a quorum of directors if a meeting had been held for the purpose of considering the contract or arrangement;

     (b) when a Director has approved a resolution by facsimile, the original of the signed copy shall be deposited with the Company in its registered office or such other office as the Company may designate for this purpose from time to time by such Director as soon as possible thereafter. Any such resolution may consist of several documents, provided each such document is signed by one or more Directors; and

     (c) resolutions relating to matters provided in Clause 4.2 shall require the signatures of at least a majority of the Directors; and

     (d) draft copies of the written resolutions were provided to all Directors at their usual office address a reasonable period before the resolutions were signed.

3.8 A meeting of the Directors may be held by way of a conference between Directors some or all of whom are in different places provided that each Director who participates in the meeting is able:

     (a) to hear each of the other participating Directors addressing the meeting; and

     (b) if he so wishes, to address each of the other participating Directors simultaneously,

     whether directly, by conference telephone or by any other form of communication equipment (whether in use at the date hereof or developed subsequently) or by a combination of such methods. A quorum shall be deemed to be present if those conditions are satisfied in respect of at least the number and designation of Directors required to form a quorum. A meeting held in this way shall be deemed to take place at such place as determined by the Board (which shall be where at least one Director sits). Any Director may by prior notice to the secretary of the Company indicate that he wishes to attend by tele-conference facilities, in which event the Shareholders will procure that the Board provides, so long as practicable, the appropriate tele-conference facilities.

3.9 Each Shareholder will exercise or refrain from exercising any voting rights or other powers of Control so as to ensure the passing of any and every resolution necessary to procure the affairs of the Company are conducted in accordance with the provisions of this Agreement and otherwise to give full effect to the provisions of this Agreement and likewise to ensure that no resolution is passed which is incompatible with such provisions.


4.   DECISION MAKING

4.1  Voting by Directors

     (a)  Each of the Directors will have one vote.

     (b)  The Chairman of the Board shall not have a casting or second vote.

     (c) No Director may vote on any matter or decision where there is a conflict between the interest of the Company and the interest of such Director or the Shareholder who appointed such Director.

4.2  Board Resolutions

     Decisions on and implementation of the following matters shall require the approval of the Board by a majority vote of the Directors present in person or by their alternative:

     (a) annual budget: approval of the annual budget and financial statements of the Company (which is to take place 2 months prior to the beginning of each Financial Year or such later date as the Board may approve in each year) and any material deviation therefrom;

     (b) capital expenditure: any single item of capital expenditure exceeding 20% of the amount stated in the Budget;

     (c) assets: acquiring or disposing of assets (excluding inventory) of the Company in any year other than approved in the Budget, in aggregate, with a book value or market value of more than HK$4,000,000;

     (d) borrowings: the Company incurring debts other than approved in the Budget in excess of HK$1,000,000;

     (e) provision of loans: the Company providing loans to any person (excluding normal trade credit);

     (f) guarantees: giving a guarantee, indemnity or other assurance for a debt of another person or about the financial condition of that person other than approved in the Budget;

     (g) Encumbrance: creating an Encumbrance other than approved in the Budget over an asset of the Company over an amount of HK$500,000;

     (h) ordinary course: entering into an arrangement or incurring a liability outside the ordinary course of the Group's business over an amount approved in the Budget or HK$500,000, whichever is higher;

     (i) arm's length transaction: entering into an arrangement or incurring a liability which is not on an Arm's length basis;

     (j) senior executives: appointing or removing the Chief Executive Officer, the Chief Technical Officer, the Chief Financial Officer, the President and the Chief Operating Officer;

     (k) dividends: recommending or declaring an interim or a final dividend on Ordinary Shares;

     (l) litigation: commencing, defending or compromising litigation or a similar procedure involving a claim of more than US$500,000;

     (m) business plan: adopting a Business Plan and any material deviation from a Business Plan;

     (n)  change in Business: materially changing the Business;

     (o) new issues: issuing shares, debentures, convertible notes, options or other equity or debt securities of the Company; adopting, implementing or varying any stock option plans for directors, employees or consultants;

     (p) public offerings: an initial public offering of Ordinary Shares of the Company or its subsidiaries on the New York Stock Exchange or the NASDAQ national market, on the London, Hong Kong or Singapore stock exchanges, or on any other stock exchange (whether or not internationally recognised), other than a public offering requested by the Investors and/or Brightpoint in accordance with Clause 7.2 hereto.


4.3  Class A Preference Shareholder's Approval

     So long as any Class A Preference Shares are outstanding, decisions on and implementation of the following matters by or in relation to the Company shall require the approval of the holders of at least a majority of the then outstanding Class A Preference Shares:

     (a) sell, convey, or otherwise dispose of all or substantially all of its property or business, or otherwise sell or purchase material assets outside the ordinary course of business contemplated by the Business Plan from time to time, or effect any transaction or series of related transactions which would result in a change of the Control of the Company (other than the transactions described in Clause 6);

     (b) alter or change the rights, preferences or privileges of the Preference Shares;

     (c) increase or decrease (other than by redemption or conversion) the total number of Preference Shares;

     (d) authorize or issue or obligate itself to issue any Equity Securities, (including but not limited to any security convertible into or exercisable for any equity security): (i) having a preference over the Preference Shares with respect to dividends or voting or (ii) having a preference over or being on a parity with the Preference Shares with respect to liquidation and redemption;

     (e) the Company redeeming, purchasing or otherwise acquiring any Ordinary or Preference Shares; provided, however, that this restriction shall not apply to the redemption of any Preference Shares pursuant to the exercise of the right of redemption by the holder thereof or by the Company, as the case may be, pursuant to the Articles;

     (f) amend the Memorandum or Articles (other than in connection with a Qualified IPO);

     (g) increase the number of Ordinary Shares issued or reserved for issuance to employees, officers, directors, consultants or other persons performing services for the Company beyond a number which exceeds 10% of the entire issued share capital of the Company from time to time pursuant to incentive agreements or option plans approved by the Board;

     (h) other than in the case of insolvent winding-up, appoint a liquidator to the Company or propose a winding-up of the Company;

     (i) undertake an initial public offering of Ordinary Shares of the Company or its subsidiaries other than pursuant to a Qualified IPO or a public offering requested by the Investors and/or Brightpoint in accordance with Clause 7.2 hereto.


4.4  Class B Preference Shareholders Approval

     So long as any Class B Preference Shares are outstanding, decisions on and implementation of the following matters by or in relation to the Company shall require the approval of the holders of at least a majority of the then outstanding Class B Preference Shares:

     (a) sell, convey, or otherwise dispose of all or substantially all of its property or business, or otherwise sell or purchase material assets outside the ordinary course of business contemplated by the Business Plan from time to time, or effect any transaction or series of related transactions which would result in a change of the Control of the Company (other than the transactions described in Clause 6);

     (b) alter or change the rights, preferences or privileges of the Preference Shares;

     (c) increase or decrease (other than by redemption or conversion) the total number of Preference Shares;

     (d) authorize or issue or obligate itself to issue any Equity Securities, (including but not limited to any security convertible into or exercisable for any equity security): (i) having a preference over the Preference Shares with respect to dividends or voting or (ii) having a preference over or being on a parity with the Preference Shares with respect to liquidation and redemption;

     (e) the Company redeeming, purchasing or otherwise acquiring any Ordinary or Preference Shares; provided, however, that this restriction shall not apply to the redemption of any Preference Shares pursuant to the exercise of the right of redemption by the holder thereof or by the Company, as the case may be, pursuant to the Articles;

     (f) amend the Memorandum or Articles (other than in connection with a Qualified IPO);

     (g) increase the number of Ordinary Shares issued or reserved for issuance to employees, officers, directors, consultants or other persons performing services for the Company beyond a number which exceeds 10% of the entire issued share capital of the Company from time to time pursuant to incentive agreements or option plans approved by the Board;

     (h) other than in the case of insolvent winding-up, appoint a liquidator to the Company or propose a winding-up of the Company;

     (i) undertake an initial public offering of Ordinary Shares of the Company or its subsidiaries other than pursuant to a Qualified IPO or a public offering requested by the Investors in accordance with Clause 7.2 hereto; and

     (j) any transaction between the Group and any Shareholder, Director or any of their Affiliates with an aggregate value in any Financial Year exceeding US$750,; and

     (k) for so long as the Company is in breach of any of the terms of the Class B Preference Shares, any of the matters specified in Clause 4.2.


5.   BUDGET AND BUSINESS PLAN; INSPECTION RIGHTS

5.1  Annual budget

     The Company and each Shareholder shall use reasonable endeavors to ensure that the Directors adopt an annual budget for the following Financial Year:

     (a)  before October 31st of each Financial Year; and

     (b)  in a form and content approved by the Directors.

5.2  Business plan

     (a) The Company and each Shareholder shall use reasonable endeavors to ensure that the Directors adopt a business plan for the Company before October 31st of each Financial Year.

     (b) The Business Plan shall include but not be limited to the following information:

          (i)    business strategy and target;
          (ii)   product and service strategy and target;
          (iii)  pricing policy;
          (iv)   personnel policy and hiring plans;
          (v)    investment strategy;
          (vi) financing requirements for working capital, investment and expansion;
          (vii)  profit targets; and
          (viii) a marketing plan.

5.3 The Company shall permit each Shareholder or any of its authorized representatives to visit and inspect the properties of the Company, including its corporate and financial records, to make copies of such records and to discuss the Company's business and finances with officers of the Company during normal business hours following reasonable notice for as often as may be reasonably requested.

5.4  The Company shall deliver to each Shareholder:

     (a) within twenty-five (25) days of the end of each calendar month, an unaudited income statement, statements of cash flows and shareholders equity, and balance sheet for and as of the end of such month;

     (b) as soon as practicable, but in any event within forty-five (45) days after the end of each calendar quarter, an unaudited income statement, statements of cash flows and shareholders equity for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

     (c) as soon as practicable, but in any event within ninety (90) days after the end of each Financial Year, an income statement for such Financial Year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with Hong Kong generally accepted accounting principles ("GAAP") and audited and certified by independent public accountants of internationally recognized standing selected by the Company together with a statement of the approximate effects, for each financial year, of the differences which would have resulted if such financial statements had been prepared in accordance with US GAAP;

     (d) as soon as practicable, but in any event within sixty (60) days prior to the end of each Financial Year, operating and capital budgets and a business plan for the next Financial Year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months; and

     (e) with respect to the financial statements called for in subsections (a) and (b) of this Clause, an instrument executed by the Chief Financial Officer or a Director of the Company certifying his/her good faith belief that such financial statements were prepared in accordance with Hong Kong GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

     (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Shareholders may from time to time reasonably request.

6.   RESTRICTIONS ON SHARE ISSUANCE AND TRANSFER

6.1  Right of First Offer on Sale of Shares by Shareholders

     (a) Except as otherwise provided in this Agreement, none of the Shareholders shall sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all or any part of or any interest in the Equity Securities (as defined below) now or hereafter owned or held by such Shareholder. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement shall be null and void and shall not be recorded on the books of the Company. For purposes of this Agreement, the term "Equity Securities" shall mean any securities having voting rights in the election of the Board not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

     (b) Each of the Shareholders hereby grants to all the other Shareholders a right of first offer with respect to the Equity Securities held by such Shareholder (the "SALE SHARES"). Each time any of the Shareholders proposes to sell all or any portion of the Sale Shares held by him (the "SELLING SHAREHOLDER"), the Selling Shareholder shall first offer such Sale Shares to the non-selling Shareholders in accordance with the provisions of this Clause 6.1.

     (c) The Selling Shareholder shall deliver a written notice (the "TRANSFER NOTICE") to each of the other Shareholders stating (i) his bona fide intention to sell the Sale Shares, (ii) the number of the Sale Shares to be offered, and (iii) the price and terms upon which he proposes to offer such Sale Shares;

     (d) By written reply to the Selling Shareholder within fourteen (14) Business Days after receipt of said notice, any of the other Shareholders (or such person as they may nominate who is not a direct trade competitor of the Company) may elect to purchase or obtain, at the price and on the terms specified in the Selling Shareholder's notice, up to that portion of such Sale Shares that equals the proportion that the number of Ordinary Shares issued and held by such Shareholder (or issuable upon conversion of the Preference Shares and exercise of Warrants then held by such Shareholder) bears to the total number of Ordinary Shares held by all the other Shareholders (assuming full conversion of Preference Shares and full exercise of all Warrants);

     (e) The Selling Shareholder shall promptly inform in writing each Shareholder that elects to purchase all the Sale Shares available to it (a "FULLY-EXERCISING SHAREHOLDER") of any other Shareholder's failure to do likewise. During the ten (10) Business Day period commencing after such information is given, each Fully-Exercising Shareholder may elect to purchase that portion of the Sale Shares for which the other Shareholder(s) were entitled to purchase but which were not purchased by such other Shareholder(s) that is equal to the proportion that the number of Ordinary Shares issued and held (or issuable upon conversion of the Preference Shares and exercise of Warrants held) by such Fully-Exercising Shareholder bears to the total number of Ordinary Shares issued and held (or issuable upon conversion of the Preference Shares and exercise of Warrants then held) by all Fully-Exercising Shareholders who wish to purchase some of the unsold shares.

     (f) To the extent that the Shareholders do not elect to purchase all the Sale Shares, the Selling Shareholder shall, subject to the co-sale rights set out in Clause 6.2 (if applicable), during the sixty (60) calendar day period following the expiration of the period for the Fully-Exercising Shareholder to purchase provided in Clause 6.1(e), offer the unsold portion of the Sale Shares to any bona fide third party or parties at a price not less than, and upon terms no more favorable to the offeree than those specified in the Transfer Notice. If the Selling Shareholder does not enter into an agreement for the sale of the Sale Shares within the aforementioned sixty (60) day period, or if such agreement is not consummated within sixty (60) calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Sale Shares shall not be offered unless first re-offered to the Shareholders in accordance herewith.

     (g) Each of the Shareholders shall procure all directors nominated by each of them to approve such share transfers that are effected in compliance with the provisions of this Clause 6.1.

     (h) Subject to Clause 6.1(i), each of the Founding Shareholders undertake that they shall not dispose of any interest they have in any Ordinary Shares, Preference Shares, options, warrants or other securities of the Company for a period of two years from the date of this Agreement, except with the prior written approval of Brightpoint which approval may be given at Brightpoint's absolute discretion.

     (i) All Shareholders, including the Founding Shareholders, shall be entitled to sell their Ordinary Shares in connection with or following a Qualified IPO, pursuant to Clause 7 and subject to any restrictions on sale imposed by any regulatory body.

6.2  Right of Co-Sale

     (a) Subject to Clause 6.1 above, in the event that any of the Founding Shareholders that holds 2% or more of the issued capital of the Company (the "SELLING FOUNDING SHAREHOLDER") proposes to sell all or a portion of its Ordinary Shares, each Investor and/or Brightpoint that does not exercise its right of purchase under the right of first offer pursuant to Clause 6.1 shall have the right to participate in such sale on the same terms and conditions as specified in the Transfer Notice. Such Investor and/or Brightpoint (a "PARTICIPATING SHAREHOLDER") shall exercise this right of co-sale, if at all, by written notice to the Selling Founding Shareholders to be given within fourteen (14) Business Days of the Transfer Notice indicating the number of Ordinary or Preference Shares or Warrants that the Participating Shareholder wishes to sell under its right to participate, subject to Clause 6.2(b) below. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Ordinary Shares that the Selling Founding Shareholder may sell shall be correspondingly reduced.

     (b) Each Participating Shareholder may sell all or any part of that number of Ordinary Shares equal to the product obtained by multiplying (i) the aggregate number of Ordinary Shares covered by the Transfer Notice, by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preference Shares or exercise of Warrants) owned by the Participating Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Ordinary Shares issuable upon conversion of Preference Shares or exercise of Warrants) owned by all the Selling Founding Shareholders and the Participating Shareholders on the date of the Transfer Notice.

     (c) Each Participating Shareholder shall deliver, within 10 Business Days upon the Selling Founding Shareholder securing a binding offer for the sale of the Sale Shares, to the Selling Founding Shareholder for transfer to the prospective purchaser a duly executed instrument of transfer and sold note together with one or more certificates, properly endorsed for transfer (if necessary), which represent:

          (i) the type and number of Ordinary Shares which such Participating Shareholder elects to sell; or

          (ii) that number of Preference Shares or Warrants which are at such time convertible into the number of Ordinary Shares which such Participating Shareholder elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of Preference Shares or Warrants in lieu of Ordinary Shares, such Participating Shareholder shall convert such Preference Shares or exercise such Warrants into Ordinary Shares and deliver Ordinary Shares as provided in this Clause 6.2. The Company agrees to make any such conversion

                    (provided that the same can be lawfully carried out) concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

          (d) The transfer documents and share certificate or certificates that the Participating Shareholder delivers to the Selling Founding Shareholder pursuant to Clause 6.2(c) shall be transferred to the prospective purchaser upon consummation of the sale of the Sale Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Founding Shareholder shall concurrently therewith remit to such Participating Shareholder that portion of the sale proceeds to which such Participating Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participating Shareholder exercising its rights of co-sale hereunder, the Selling Founding Shareholder shall not sell to such prospective purchaser or purchasers the Sale Shares unless and until, simultaneously with such sale, the Selling Founding Shareholder shall purchase such shares or other securities from such Participating Shareholder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

          (e) In the event the Selling Founding Shareholder should sell any Sale Shares in contravention of the co-sale rights of the Investors and Brightpoint under this Clause 6.2 (a "PROHIBITED TRANSFER"), each of the Investors and Brightpoint, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the right to put to the Selling Founding Shareholder the type and number of Ordinary Shares or Preference Shares or Warrants equal to the number of Ordinary Shares each such Investor or Brightpoint (as appropriate) would have been entitled to transfer to the third-party transferee(s) had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Selling Founding Shareholder shall be equal to the price per share paid by the third-party transferee(s) to the Selling Founding Shareholder in the Prohibited Transfer. The Selling Founding Shareholder shall also reimburse each Investor for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor's or Brightpoint's rights under Clause 6.2.

               (ii) Within ninety (90) days after the later of the dates on which the Investors or Brightpoint receive notice of the Prohibited Transfer or otherwise become aware of the Prohibited Transfer, each Investor and Brightpoint shall, if exercising the put option created hereby, put into escrow with an escrow agent appointed by the Investors or Brightpoint (as appropriate) the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer, together with duly executed instruments of transfer and sold notes.

          (iii) The Selling Founding Shareholder shall, upon written notice from the Investors or Brightpoint (as appropriate), promptly pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses as specified in subparagraph
                 (e)(i) in cash or by other means acceptable to the Investors to their designated escrow agent. Upon receipt of such payment, the escrow agent shall deliver the certificate or certificates for the shares sold by the Investors to the Selling Founding Shareholder.


6.3  Limitations to Rights of First Offer and Co-Sale

     Without being required to comply with the provisions of Clauses 6.1 and 6.2 of this Agreement,

     (a) each of the Founding Shareholders may sell or otherwise transfer, with or without consideration, Ordinary Shares to any spouse or member of the Founding Shareholder's immediate family, executor, or trustee (including a trustee of a voting trust) for the account of the Founding Shareholder's spouse or members of the Founding Shareholder's immediate family, or to a trust for the Founding Shareholder's own self (the "PERMITTED TRANSFEREE"), provided that the Founding Shareholder selling or assigning the Ordinary Shares aforesaid shall continue to participate in the management of the Company in the same manner as before such sale or assignment and shall guarantee the performance by such transferee or assignee of its obligations hereunder and further provided that each such transferee or assignee, prior to the completion of the sale, transfer, or assignment shall have executed documents assuming the obligations of the Founding Shareholder under this Agreement with respect to the transferred securities;

     (b) the Investors and/or Brightpoint may transfer, with or without consideration, Ordinary Shares or Preference Shares or Warrants to any of their respective Affiliates (the "PERMITTED TRANSFEREE"), provided that: (i) such transferee or assignee shall not be a direct trade competitor of the Company; (ii) the assigning Shareholder shall guarantee the performance by such transferee or assignee of its obligations hereunder; (iii) such transferee or assignee, prior to the completion of the sale, transfer, or assignment shall have executed documents assuming the obligations of the assigning Shareholder under this Agreement with respect to the transferred securities; (iv) the Investors and/or Brightpoint (as appropriate) shall procure that such transferee or assignee, shall immediately prior to it ceasing to be an Affiliate of the Investors and/or Brightpoint (as appropriate), re-transfer such Ordinary Shares or Preference Shares or Warrants back to the Investors or Brightpoint (as appropriate); and

     (c) Maclean-Arnott and Leung may sell or otherwise transfer any or all of his Ordinary Shares to CWI (the "PERMITTED TRANSFEREE").

6.4  Rights of First Offer on Future Share Offerings

     (a) The Company hereby grants to each Shareholder a right of first offer with respect to future issues by the Company of any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital (collectively, the "NEW SHARES") in proportion to such Shareholder's percentage holding of Ordinary Shares (assuming full conversion of Preference Shares and full exercise of Warrants) in the Company from time to time. Each time the Company proposes to offer New Shares, the Company shall first offer such New Shares to each Shareholder in accordance with the provisions of this Clause 6.4.

     (b)  The Company shall deliver a written notice to each Shareholder stating
          (i) its bona fide intention to offer New Shares, (ii) the number of such New Shares to be offered, and (iii) the price and terms upon which it proposes to offer such New Shares;

     (c) By written reply to the Company within fourteen (14) Business Days after receipt of said notice, the Shareholder may elect to subscribe, at the price and on the terms specified in the Company's notice, up to that portion of such New Shares that equals the proportion that the number of Ordinary Shares issued and held (or issuable upon conversion of the Preference Shares and exercise of Warrants then held by any Shareholders) bears to the total number of Ordinary Shares held by all the Shareholders (assuming full conversion of Preference Shares and exercise of Warrants);

     (d) The Company shall promptly, in writing, inform each Shareholder that elects to purchase all the New Shares available to it (a "Fully-Exercising Shareholder") of any other Shareholder's failure to do likewise. During the ten (10) Business Day period commencing after such information is given, each Fully-Exercising Shareholder may elect to subscribe for that portion of the New Shares for which the other Shareholders were entitled to subscribe but which were not subscribed for by such other Shareholders that is equal to the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion of Preference Shares and exercise of Warrants then held, by such Fully-Exercising Shareholder bears to the total number of Ordinary Shares issued and held, or issuable upon conversion of the Preference Shares and exercise of all Warrants then held, by all Fully-Exercising Shareholders who wish to purchase some of the unsubscribed shares.

     (e) To the extent that the Shareholders do not elect to subscribe for all the New Shares, the Company may, during the ninety (90) calendar day period following the expiration of the period provided in this Clause, offer the remaining unsubscribed portion of such New Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Company's notice. If the Company does not enter into an agreement for the subscription of the New Shares within such period, or if such agreement is not consummated within thirty (30) calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Shares shall not be offered unless first re-offered to the Shareholders in accordance herewith.

     (f) The right of first offer in this Clause shall not be applicable to (i) the allotment of Ordinary Shares (or options therefor) to employees, directors and consultants pursuant to Board approved option plans for the primary purpose of soliciting or retaining their services; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of Ordinary Shares in connection with a Qualified IPO; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or
          (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

6.5 (a) In the event that (i) the Founding Shareholders effect any transaction or series of related transactions which would result in Maclean-Arnott and Leung no longer having Control (individually or collectively) of CWI; or (ii) Maclean-Arnott's ultimate beneficial interest in the Company falls below 15% of the entire issued share capital of the Company, then each of the Investors and Brightpoint shall for a period of 60 days of becoming aware of such event have an option exercisable by written notice to CWI, to require CWI to purchase all or part only of the Equity Securities held by them in the Company at such time based on the fair market value of the Company as determined in accordance with paragraph (b) below (the "FAIR MARKET VALUE"), and CWI shall be bound to purchase such Equity Securities put to it based on the Fair Market Value of the Company and bear all stamp duty and other similar duties payable on any transfer of shares under this Clause 6.5. If two or more Investors and/or Brightpoint exercise their rights under this Clause 6.5 and CWI fails to complete such purchases in full, then without prejudice to any other remedy which each of the Investors and/or Brighpoint may have, CWI shall effect the repurchases on a pro-rata basis between the relevant Shareholders according to the number of Equity Securities requested to be repurchased.

     (b) For the purposes of this Clause 6.5, Fair Market Value of the Company shall be an amount to be negotiated and agreed between CWI and relevant Shareholder(s) exercising their rights under Clause 6.5(a) within [30] days after the date of the relevant Shareholder(s) notice of sale to CWI. Failing such agreement, the relevant parties shall jointly select an independent appraiser who shall determine the Fair Market Value of the Company as a going concern based on applicable industrial benchmarks at such time. The determination by the independent appraiser of the Fair Market Value of the Company, in the absence of fraud or manifest error, shall be final, conclusive and binding on all parties concerned. The cost of obtaining such independent appraisal shall be borne by CWI.

6.6  Effect of Change in Company's Capital Structure

     If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which any of the Shareholders is entitled by reason of such Shareholder's ownership of the stock shall be immediately subject to the rights and obligations set forth in Clause 6 with the same force and effect as the stock subject to such rights immediately before such event.


6.7  Obligations Binding on Transferees

     It shall be a condition precedent to the right of any Shareholder to transfer any shares pursuant to this Clause 6 that the transferee executes a deed of adherence under which the transferee shall agree to be bound by and shall be entitled to the benefits of this Agreement as if it were an original party hereto.


7.   PUBLIC OFFERING OF SHARES

7.1  Public Offering of Shares

     If the Board at any time pursuant to Clause 4.2 resolves to seek a public offering of the Ordinary Shares of the Company, each Shareholder shall:

     (a) cooperate fully with, and procure that any Permitted Transferee to which it has transferred Shares cooperate fully with the Company and its financial and other advisers in order to achieve such public offering;

     (b) agree with the other Parties (and procure that any such Permitted Transferee agrees) such amendments to or termination of this Agreement and to the Articles as are determined by the Board to be reasonably necessary in order to achieve such public offering or as are required by any internationally recognized exchange and/or relevant regulatory authority as a condition of such public offering; provided, however, that no Shareholder shall be thereby required to agree to any such amendment which shall have the effect of imposing upon it an obligation to contribute a greater amount of capital (whether in cash or in kind) than it is already obliged to contribute; and

     (c) procure the Company to allow all Shareholders to participate in such public offering and obtain a listing for shares held by it in proportion to other Shareholders.


7.2  Request for Registration

     (a)  If the Company shall receive at any time after the earlier of (i) four
          (4) years after the date of this Agreement or (ii) six (6) months after the effective date of the Qualified IPO, a written request from the Investors or Brightpoint (or any one of them) holding at least forty percent (40%) in aggregate of any class of outstanding issued Preference Shares or at least fifteen percent (15%) in aggregate of the issued Ordinary Shares (the "Initiating Investor") that the Company conduct a public offering of at least sixty percent (60%) of Registrable Securities in North America, then the Company shall, within sixty (60) days of the receipt thereof, give written notice of such request to all Shareholders and use best efforts to effect, as soon as practicable and to the extent permitted by applicable law, the public offering of all Registrable Securities that the Initiating Investor requests to be registered. In the event that the Initiating Investor requests that the Company file a registration statement under the Act, the following provisions of Clause 7.3 shall apply.

     (b) At any time after the Company becomes eligible to file a Registration Statement on Form F-3 (or any successor form relating to secondary offerings), an Investor or Investors or Brightpoint may request, in writing, that the Company effect the registration on Form F-3 (or such successor form), of Registrable Shares having an aggregate value of at least US$1,000,000 (based on the then current public market price).


7.3  Registration Rights for US Securities Offering

     (a) If the Initiating Investors intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Clause 7.2 and the Company shall include such information in the written notice referred to in Clause 7.2. In such event the right of any Initiating Investor to include their respective Registrable Securities in such registration shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Investors and such Shareholder) to the extent provided herein. All investors proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to the Initiating Investors holding a majority of the relevant Registrable Securities). Notwithstanding any other provision of this Clause 7.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such holders (including the Initiating Investors). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     (b) The Company shall not be required to effect a registration pursuant to this Clause 7.3:

          (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

          (ii) after the Company has effected two (2) registrations pursuant to Clause 7.3(a), and such registrations have been declared or ordered effective; or

          (iii) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Clause 7.4 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (iv) if the Company shall furnish to those Investors and/or Brightpoint requesting a registration statement pursuant to this Clause 7.3, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Investors, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve
                (12)-month period.

7.4  Company Registration

     (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investors and/or Brightpoint) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Investor and Brightpoint written notice of such registration. Upon the written request of each Investor and Brightpoint given within twenty (20) days after mailing of such notice by the Company in accordance with Clause 7.6, the Company shall, subject to the provisions of Clause 7.4(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Investor and/or Brightpoint has requested to be registered.

     (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Clause 7.4 prior to the effectiveness of such registration whether or not any Investor or Brightpoint has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Clause 7.7 hereof.

     (c) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Clause 7.4 to include any of the Investors' or Brightpoint's securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Investors and Brightpoint (as appropriate) according to the total amount of securities entitled to be included therein owned by each selling Investor or Brightpoint (as appropriate) or in such other proportions as shall mutually be agreed to by such selling Investors or Brightpoint (as appropriate)), but in no event shall (i) the aggregate amount of securities of the selling Investors and/or Brightpoint (as appropriate) included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Investors and Brightpoint may be excluded if the underwriters make the determination described above and no other shareholder's securities are included, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Clause 7.3 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling Investor or Brightpoint that is a holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and shareholders of such Investor or Brightpoint, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single selling person and any pro rata reduction with respect to such selling person shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.


7.5  Obligations of the Company

     Whenever required under this Clause 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Investors and/or Brightpoint holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

     (c) furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

     (d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

     (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

     (f) notify each Shareholder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

     (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

     (i) promptly make available for inspection by the selling Shareholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Shareholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

     (j) notify each selling Shareholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

     (k) following the effectiveness of such Registration Statement, notify each selling Investor of such Registrable Securities of any request by the SEC for the amending or supplementing of such Registration Statement of Prospectus.


7.6  Information from Shareholder

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Clause 7 with respect to the Registrable Securities of any selling Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Shareholder's Registrable Securities.


7.7  Expenses of Registration

     All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Clauses 7.3 and 7.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Shareholders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Clause 7.3(a) if the registration request is subsequently withdrawn at the request of any Initiating Investor (in which case such Initiating Investor(s) Shareholders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Clause 7.3, the relevant Initiating Investor(s) agree to forfeit their right to one demand registration pursuant to Clause 7.3(a), provided, however, that if at the time of such withdrawal, the Initiating Investor(s) have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Initiating Investor(s) at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then such Initiating Investor(s) shall not be required to pay any of such expenses and shall retain their rights pursuant to Clause 7.3(a).


7.8  Delay of Registration

     No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Clause 7.


7.9  Indemnification

     In the event any Registrable Securities are included in a registration statement under this Clause 7:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each participating Shareholder, the partners or officers, directors and shareholders of each participating Shareholder, legal counsel and accountants for each participating Shareholder, any underwriter (as defined in the Act) for such participating Shareholder and each person, if any, who controls such participating Shareholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such participating Shareholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subclause 7.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such participating Shareholder, underwriter or controlling person;

          provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any participating Shareholder or underwriter, or any person controlling such participating Shareholder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such participating Shareholder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) To the extent permitted by law, each participating Shareholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Shareholder selling securities in such registration statement and any controlling person of any such underwriter or other Shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such participating Shareholder expressly for use in connection with such registration; and each such participating Shareholder will reimburse any person intended to be indemnified pursuant to this subclause 7.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subclause 7.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the participating Shareholder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this subclause 7.9(b) exceed the gross proceeds from the offering received by such participating Shareholder.

     (c) Promptly after receipt by an indemnified party under this Clause 7.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Clause 7.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Clause 7.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Clause 7.9.

     (d) If the indemnification provided for in this Clause 7.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     (f)  The obligations of the Company and the Shareholder under this Clause
          7.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Clause 7 and otherwise.


7.10 Reports Under Securities Exchange Act of 1934

     With a view to making available to the Investors and Brightpoint the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times ninety (90) days after the effective date of the Qualified IPO;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

     (c) furnish to any Shareholder, so long as the Shareholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.


7.11 Assignment of Registration Rights

     The rights to cause the Company to register Registrable Securities pursuant to this Clause 7 may be assigned (but only with all related obligations) by a Shareholder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Shareholder, (ii) is a Shareholder's family member or trust for the benefit of an individual Shareholder, or (iii) after such assignment or transfer, holds at least 5% shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Clause 7.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.


7.12 Limitations on Subsequent Registration Rights

     From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors and Brightpoint holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Clause 7.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Investors or Brightpoint that are included or (b) to demand registration of their securities.


7.13 "Market Stand-Off" Agreement

     Each Shareholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Shareholder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing provisions of this Clause 7.13 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Shareholder if all officers and directors and greater than five percent (5%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Clause 7.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


7.14 Termination of Registration Rights

     No Shareholder shall be entitled to exercise any right provided for in this Clause 7 after four (4) years following the consummation of a Qualified IPO or, as to any Shareholder, such earlier time at which all Registrable Securities held by such Shareholder (and any affiliate of the Shareholder with whom such Investor or Brightpoint must aggregate its sales under Rule
     144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.


8.   CONFIDENTIALITY

8.1 The Parties shall (and shall procure that their respective officers, employees, advisers and Affiliates shall), during the term of this Agreement, maintain the secrecy and confidentiality of, and not disclose to any third party or use for its own purpose, the Confidential Information. Each Party may disclose any information relating to this Agreement to its investors, legal advisers, accountants and other professional advisers, but such party shall procure that such persons comply with the foregoing undertaking of confidentiality. A Party receiving Confidential Information may only use the information in relation to its involvement with the Company. Such undertaking shall not be applicable to information that has already been disclosed for other reasons or to the extent that it is or comes into the public domain, nor will it prevent any party from disclosing information as required by law or by any stock exchange.

8.2 None of the Parties shall make or release to any person any announcement concerning this Agreement or the transactions contemplated thereby without the prior consent in writing (such consent not to be unreasonably withheld or delayed) of the other Parties to this Agreement as to the contents thereof and the place, manner and timing of its presentation and publication provided that nothing shall restrict the making by any Party (even in the absence of agreement by the other parties) of any announcement which may be required by law or called for by the requirements of any stock exchange.

8.3 The obligations of each Party under Clauses 8.1 and 8.2 shall survive the termination of this Agreement or the termination and dissolution or liquidation of the Company and shall continue to exist for a period of one
     (1) year from the date of such termination, dissolution or liquidation, whichever is the earlier.


9.   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

     Each Party hereby represents, warrants and undertakes with the other Party that:

     (a) (other than Maclean-Arnott and Leung) it is a company or limited partnership duly incorporated or established and validly existing in all respects under the laws of its place of incorporation or established with full power and authority to own its assets and to carry on its business as it is now being conducted and no action has been taken or threatened (whether by it or any third party) for or with a view to its liquidation, receivership or analogous process. The execution of this Agreement and all other ancillary documents on its behalf has been validly authorized;

     (b) the obligations expressed as being assumed by it under this Agreement constitutes its valid, legal and binding obligations enforceable against it in accordance with its terms;

     (c) neither the execution nor delivery by it of this Agreement or of any ancillary document nor the performance or observance of any of its obligations hereunder and thereunder, does or will:

          (i) conflict with, or result in any breach or violation of, any judgment, order or decree, trust deed, mortgage, agreement or other instrument or arrangement by which it is bound; or

          (ii) cause any limitation on any of its powers whatsoever, howsoever imposed, or on the right or ability of the directors of it to exercise such powers, to be exceeded.

     (d) it has the power to enter into this Agreement and to exercise its rights and to perform its obligations under this Agreement; and

     (e) it has taken all necessary action to authorize the execution of and the performance of its obligations under this Agreement.


10.  NON-COMPETITION

     Each of the Founding Shareholders agree that during the term hereof and for a period of twelve (12) months thereafter:

     (a) he shall not carry on or be employed, concerned or interested directly or indirectly (whether as shareholder, director, employee, partner, agent or otherwise and whether alone or jointly with others) in any business in competition with the Company in any country or place where the Company has carried on business (other than as a holder of not more than five per cent (5%) of the issued shares or debentures of any company listed on any recognized stock exchange); and

     (b) he shall not, on his own account or in conjunction with or on behalf of any other person or party, directly or indirectly solicit or entice away from the Company any employee of the Company or any person or party who has been a customer or supplier or may have been a prospective customer or supplier of the Company.


11.  MISCELLANEOUS

11.1 Successors and Assigns

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


11.2 Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of Hong Kong

11.3 Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.4 Titles and Subtitles

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.


11.5 Notices

     (a) Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other Parties):

          To the Company:

               CHINATRON GROUP HOLDINGS LIMITED
               Suite 805,
               Nine Queen's Road,
               Central, Hong Kong
               Attention: John Maclean-Arnott
               Fax No.: (852) 2869-8628

          To the Investors:

               ARGO II: THE WIRELESS-INTERNET FUND LIMITED PARTNERSHIP c/o Perkins Coie LLP
               17th Floor, Standard Chartered Bank Building
               4 Des Voeux Road Central, Hong Kong
               Attention: Richard Y. Sung
               Fax: (852) 2524-9988

                    with copies to:

                    Argo Global Capital
                    Lynnfield Woods Office Park
                    210 Broadway, Suite 101
                    Lynnfield, MA 01940, U.S.A.
                    Attention: H.H. Haight
                    Fax: (1-781) 592-5230

                    Foley Hoag & Eliot LLP
                    One Post Office Square
                    Boston, MA 02109, U.S.A.
                    Attention: Barry B. White
                    Fax: (1-617) 832-7000

               ARGC IV, L.P. c/o Perkins Coie LLP
               17th Floor, Standard Chartered Bank Building

               4 Des Voeux Road Central, Hong Kong
               Attention: Richard Y. Sung
               Fax: (852) 2524-9988

                    with copies to:

                    Argo Global Capital
                    Lynnfield Woods Office Park
                    210 Broadway, Suite 101
                    Lynnfield, MA 01940, U.S.A.
                    Attention: H.H. Haight
                    Fax: (1-781) 592-5230

                    Foley Hoag & Eliot LLP
                    One Post Office Square
                    Boston, MA 02109, U.S.A.
                    Attention: Barry B. White
                    Fax: (1-617) 832-7000


          To Brightpoint:

                    C/O   BRIGHTPOINT INC.
                          6402 Corporate Drive
                          Indianapolis, IN46278
                          USA
                          Attention: Steven E. Fivel
                          Fax No.: (1-317) 387 5479

          To the Founding Shareholders:

                    C/O   CHINATRON GROUP HOLDINGS LIMITED
                          Suite 805,
                          Nine Queen's Road,
                          Central, Hong Kong
                          Attention: John Maclean-Arnott
                          Fax No.: (852) 2869-8628

     Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; (b) if given or made by fax, 24 hours after it has been despatched with a confirmation that all pages have been transmitted.


11.6 Expenses

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable legal fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.


11.7 Entire Agreement: Amendments and Waivers

     This Agreement and the Schedules hereto constitute the full and entire understanding and agreement among the Parties with regard to the subject matter hereof and thereof and (without prejudice to any accrued rights or liabilities which any Party may have) supersede and cancel in all respects all previous correspondence, understandings, agreements and undertakings (if any) among the Parties with respect to the subject matter hereof, whether such be written or oral. This Agreement shall not be amended except by a written instrument duly signed by or on behalf of the Parties.


11.8 Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


11.9 Agreement to Prevail

     If any provisions of the Memorandum or of the Articles conflict with any provisions of this Agreement, the provisions of this Agreement, as between the Shareholders, shall prevail. The Shareholders shall procure that the necessary amendments are made to the Memorandum and Articles as soon as practicable after the signing of this Agreement (and in any event not later than 30 days from the date hereof) to reflect the terms of this Agreement.


11.10 Not a Partnership

     Nothing herein shall be taken to constitute or create a partnership between the Parties. No Party shall be deemed to be the agent of the other Parties nor have any authority to bind the other Parties in any way.


11.11 Performance of Party

     Failure of any Party at any time to require performance by any other Party of any provision under this Agreement shall in no way affect the right of such party to require performance of that or any other provision, and any waiver by such party of any breach of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of any provision, a waiver of the provision itself or a waiver of any other right under this Agreement.


12.  TERMINATION

     This Agreement and the rights and obligations hereunder, with exception of the obligations under Clause 7 hereof, shall terminate and be of no further force or effect upon the consummation of a Qualified IPO of shares of the Company.


AS WITNESS the hands of the Parties or their duly authorised representatives the day and year first above written.


ARGO II: THE WIRELESS - INTERNET FUND LIMITED PARTNERSHIP

By:      ARGO GLOBAL CAPITAL II PARTNERS L.P., its General Partner

By:      ARGO GP, INC., its General Partner


/s/ H.H. Haight
------------------------------
     Authorized Signatory



ARGC IV, L.P.

By:                   , Its General Partner


/s/ H.H. Haight
------------------------------
     Authorized Signatory




DIGIWIRELESS LIMITED


/s/ Horst J. Pudwill
------------------------------
     Authorized Signatory



[BRIGHTPOINT NOMINEE]


/s/ Steven E. Fivel
------------------------------
     Authorized Signatory

CHINA WORLD INTERNATIONAL COMPANY LIMITED


/s/ John Maclean-Arnott         /s/ Chi Kong Eric Leung
-------------------------------------------------------
                 Authorized Signatory




JOHN MICHAEL MACLEAN-ARNOTT



/s/ John Maclean-Arnott
------------------------------




CHI KONG ERIC LEUNG



/s/ Chi Kong Eric Leung
------------------------------




CHINATRON GROUP HOLDINGS LIMITED


/s/ John Maclean-Arnott         /s/ Chi Kong Eric Leung
-------------------------------------------------------
                 Authorized Signatory

                                   SCHEDULE 1

    [to be amended to reflect current position after merger with Brightpoint]

(1)  AUTHORIZED SHARE CAPITAL:   US$500,000 divided into 50,000,000
                                 shares of US$0.01 each


(2)  ORDINARY SHARES

NAME OF SHAREHOLDER                            NOS. OF ORDINARY SHARES
-------------------                            -----------------------
China World International Co. Ltd.                    21,999,998
John Michael Maclean-Arnott                                    1
Chi Kong Eric Leung                                            1
[Robert Jay Laikin                                    11,000,000]
Digiwireless Limited                                   6,000,000
Mankato Consultants Ltd.                                 100,000
Horst Julius Pudwill                                     100,000
Seiji Sanda                                              100,000
Jerre Lee Stead                                          100,000
Rupert Nicholl                                           100,000


(3)  SHARE OPTIONS

Horst Julius Pudwill                                     100,000
Seiji Sanda                                              100,000
Jerre Lee Stead                                          100,000
Rupert Nicholl                                           100,000
Robert J. Mittman                                        100,000
Richard Chan Tat Wing                                    600,000
Lisa Pang                                                300,000
Don Sarason                                            1,500,000

(4)  PREFERENCE SHARES

NAME OF INVESTOR                            TRANCHE A SHARES  TRANCHE B SHARES
----------------                            ----------------  ----------------
ARGO II: the Wireless-Internet                 4,663,999          2,332,000
Fund Limited Partnership

ARGC IV, L.P.                                     47,112             23,556


(5)  WARRANTS

NAME OF INVESTOR                          TRANCHE A WARRANTS    TRANCHE B WARRANTS
----------------                          ------------------    ------------------
ARGO II: the Wireless-Internet                 932,799                466,399
Fund Limited Partnership

ARGC IV, L.P.                                    9,423                  4,712

                                                                      APPENDIX B



                       RIGHTS OF CLASS B PREFERENCE SHARES

The rights attaching, and provisions applicable, to the Class B Preference Shares of which 6,414,607 have been issued for US$1.559 each (the "Subscription Price" representing US$0.01 nominal value and US$1.549 premium), are as follows:-

1.   AS REGARDS INCOME

     The Class B Preference Shares shall rank pari passu with Ordinary Shares and all other classes of Shares in issue, as if the Class B Preference Shares had been converted into Ordinary Shares in accordance with the provisions of Article 6 below, in respect of the right to receive dividends or other distributions from the Company. The holders of Class B Preference Shares (the "Class B Preference Shareholders") shall be entitled to receive out of distributable profits, if any, of the Company on a full participating basis such that the total amount of dividend or distribution declared, paid or distributed on each Class B Preference Share for any year shall not be less than the total dividend declared, paid or distributed on each of any other shares or other securities of the Company for such year.


2.   AS REGARDS CAPITAL

2.1 On a return of capital on liquidation, dissolution, winding up or otherwise (together a "Liquidation") the assets of the Company available for distribution amongst the Shareholders shall be applied, in priority to any payment to the holders of any other class of shares in the capital of the Company (other than the Class A Preference Shares), in paying to the Class B Preference Shareholders the greater of:

     (a) the aggregate Subscription Price paid in respect of the outstanding Class B Preference Shares, or

     (b) the value (as defined in Article 2.3) of such Class B Preference Shares based on their full conversion into Ordinary Shares immediately prior to Liquidation,

     provided that as between the Class A Preference Shares and the Class B Preference Shares, they shall rank equally for any return of capital.

2.2 If the assets of the Company available for distribution amongst the Class A Preference Shareholders and the Class B Preference Shareholders shall not be sufficient to permit the payment referred to above in full then all the assets legally available for distribution shall be applied rateably amongst the Class A Preference Shareholders and the Class B Preference Shareholders in proportion to the number of such shares held by each such holder.

2.3 For the purposes of Article 2.1(b) the Ordinary Shares shall be valued as follows:-

     (a) Shares or securities not subject to any restrictions on free marketability (which are covered by (b) below):

          (i) if traded on an internationally recognised securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the Ordinary Shares on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

          (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

          (iii) if there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of a majority of the then outstanding Class B Preference Shares. If no agreement is reached on the value within 30 calendar days from the date of the Liquidation, then the value shall be the fair market value as determined by an independent appraiser appointed jointly by the Company and the holders of a majority in nominal value of the then outstanding Class B Preference Shares.

     (b) The method of valuation of shares or securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the value as determined in (a) to reflect the approximate fair market value thereof as mutually determined by the Company and the holders or a majority in nominal value of the then outstanding Class B Preference Shares.


3.   AS REGARDS VOTING

     Class B Preference Shareholders shall be entitled to receive notice of and to attend and speak and to vote at all General Meetings of the Company. At any General Meeting of the Company and (save as provided in these Articles) on a show of hands each Class B Preference Shareholder present in person or (being a corporation) present by a duly authorised corporate representative or by proxy shall have one vote and on a poll every Class B Preference Shareholder present in person or by proxy shall have such number of votes as he would have been entitled to if, immediately prior to such meeting, he had exercised his Conversion Right (as defined in Article 6) in respect of all of his Class B Preference Shares.


4    MATTERS REQUIRING CONSENT OF CLASS B PREFERENCE SHAREHOLDERS

     So long as any Class B Preference Shares are outstanding, decisions on and implementation of the matters set out in Clause 4.4 of the shareholders
     agreement in respect of the Company dated        2002 by or in relation to
     the Company or its subsidiaries shall require the approval of the holders of a majority of the Class B Preference Shares outstanding from time to time.


5    REDEMPTION OF CLASS B PREFERENCE SHARES

5.1 The Class B Preference Shares shall be redeemed in the following circumstances:

     (a) if the annual free cash flow (all of the components of which shall be computed in accordance with Hong Kong GAAP) (equal to EBITDA (earnings before interest, taxes, depreciation and amortization), minus taxes on EBIT (earnings before interest and taxes), minus capital expenditures and plus the change in working capital (positive or negative)) of either the Company and its subsidiaries or Brightpoint China Limited ("BPC") and its subsidiaries is greater than the annual free cash flow projected in the annual budget for each of the Company and BPC respectively, then 50% of such excess shall be applied in redeeming part or all of the Class B Preference Shares within 15 business days of the relevant company's financial year end accounts being adopted by its directors (or, to the extent that the Company needs to make a "permissible capital payment" (as referred to in section 49I of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), within 15 business days of the statutory procedures required to authorise such permissible capital payment being complied with);

     (b)  (i)    if the Company or BPC shall raise any further equity or debt capital (but excluding any bank borrowings, letters of credit, trade financing or trade credit) in the period prior to the first anniversary of the issue of the Class B Preference
                 Shares, 25% of the capital so raised (excluding Jianghe related financing activities (or, if less, the total amount of redemption monies payable upon full redemption of Class B
                 Preference Shares)) shall be applied in redeeming part or all of the Class B Preference Shares within 5 business days of receipt of such capital by the Company (or, to the extent that the Company needs to make a "permissible capital payment" (as referred to in section 49I of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), within 15 business days of the statutory procedures required to authorise such permissible capital payment being complied with); and

          (ii) if the Company or BPC shall raise any further equity or debt capital (but excluding any bank borrowings, letters of credit, trade financing or trade credit) in the period on or after the first anniversary of the issue of the Class B Preference Shares, 50% of the capital so raised (including Jianghe related financing activities) (or, if less, the total amount of redemption monies payable upon full redemption of Class B Preference Shares) shall be applied in redeeming part or all of the Class B Preference Shares within 5 business days of receipt of such capital by the Company (or, to the extent that the Company needs to make a "permissible capital payment" (as referred to in section 49I of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), within 15 business days of the statutory procedures required to authorise such permissible capital payment being complied with), provided that if the Company has exercised its option to acquire a further 30% of the share capital of BPC, the requirement to apply 50% of the capital so raised shall be reduced to 25% of the capital so raised;

     (c) part or all of the Class B Preference Shares may be redeemed by the Company giving at least 15 business days prior written notice to the holders of the Class B Preference Shares (provided that any voluntary redemption by the Company of any of the Class B Preference Shares pursuant to this paragraph (c) shall be effected on a pro-rata basis amongst all holders of Class B Preference Shares) subject to the rights of conversion under Article 6.1; and

     (d) all outstanding Class B Preference Shares shall be redeemed on the fifth anniversary of the date of their issue.

     Provided that if the permissible capital payment procedure referred to in paragraphs (a) and (b) of this Article 5.1 cannot be satisfied for any reason (including, without limitation, the insolvency of the Company) then such procedure shall be satisfied and the relevant redemption of the Class B Preference Shares made, by the Company as soon as it is able to do so. The amount payable on redemption (the "Redemption Price") shall be paid in cash and be the aggregate of the Subscription Price plus interest at 8% per annum calculated on such Subscription Price from the date of issue until the date of redemption of the relevant Class B Preference Shares.

5.2  The Redemption Price shall be determined and be payable in US dollars.

5.3 On the redemption date the holders of the Class B Preference Shares are bound to deliver to the Company the certificate (or certificates) for those shares (or, in the case of lost certificates, an indemnity in a form reasonably satisfactory to the Board). On receipt, the Company shall redeem the Class B Preference Shares and pay to the holders the redemption money due to the holders.

5.4 Upon the date for redemption of any Class B Preference Shares, the Redemption Price shall become a debt due and payable by the Company in respect of those Shares to be redeemed to the Class B Preference Shareholders and upon receipt of the relevant share certificates (or an indemnity in respect thereof in a form reasonably satisfactory to the Company) the Company shall forthwith pay the Redemption Price to the appropriate Class B Preference Shareholders. Any claim for repayment of the Redemption Price shall rank equally with all other unsecured creditors of the Company.

5.5 The Company shall in the case of a redemption in full cancel the share certificate of the Class B Preference Shareholder concerned and in the case of a redemption of part of the Class B Preference Shares included in the certificate either (a) enface a memorandum of the amount and date of the redemption on such certificate or (b) cancel the same and without charge issue to the Class B Preference Shareholder delivering such certificate to the Company a new certificate for the balance of Class B Preference Shares not redeemed on that occasion.

5.6 If any Class B Preference Shareholder whose Class B Preference Shares are liable to be redeemed shall fail or refuse to deliver up the certificate for his Class B Preference Shares, the Company may retain the Redemption Price until delivery of the certificate (or of an indemnity in respect thereof in a form reasonably satisfactory to the Company) but shall thereupon pay the Redemption Price to the Class B Preference Shareholder.

5.7 All rights in respect of any Class B Preference Shares becoming liable to redemption under the foregoing provisions shall cease as from the redemption date, unless, upon the holder of such shares tendering the certificate or certificates for such shares, payment of the Redemption Price is refused or otherwise not made within 2 business days (except where the Company validly exercises the right of set-off).

5.8 If the funds of the Company legally available for redemption of Class B Preference Shares on a redemption date are insufficient to redeem the total number of Class B Preference Shares to be redeemed on such date, then without prejudice to any other rights and remedies of the Class B Preference Shareholders, those funds that are legally available will be used to redeem the maximum possible number of such shares rateably among the holders of such shares to be redeemed such that each holder of Class B Preference Shares requesting redemption receives the same percentage of the applicable Redemption Price. The Class B Preference Shares not redeemed shall remain outstanding and entitled to all the rights attaching thereto including the right to receive dividends. At any time thereafter when additional funds of the Company are legally available for the redemption of Class B Preference

      Shares, such funds will immediately be used to redeem the balance of the Class B Preference Shares that the Company has become obliged to redeem on the redemption date but that it has not redeemed. If any other preference shares issued by the Company are also to be redeemed at the same time as the Class B Preference Shares or become entitled to receive distributions pursuant to Article 2.1 and the Company has insufficient funds to effect all such redemptions and/or distributions, then the redemptions and/or distributions shall be effected on a pro-rata basis as between holders on the basis of the number of Ordinary Shares which such preference shares would convert into.

5.9 If the Company is unable to pay the full Redemption Price on the required redemption date for any reason, then all Class B Preference Shares shall accrue interest from the redemption date until the Redemption Price is paid in full at an annual interest rate of 11% per annum (the "Redemption Dividend").

5.10 If any Class B Preference Shares are not redeemed by the Company on the due date, the Redemption Price and the Redemption Dividend shall become a debt of the Company immediately due and payable (whether declared or not).

5.11 Notwithstanding any other terms of the Class B Preference Shares, if at anytime the Class B Preference Shares are not redeemed on their due date, the rights of the holders of the Class B Preference Shares to require immediate repayment of all Class B Preference Shares shall not affect the rights of such holders to exercise their rights of conversion at any time prior to repayment in full occurring provided that, for the avoidance of doubt, any obligation on the part of the Company to make a redemption or repayment shall lapse upon conversion of the relevant Class B Preference Shares into Ordinary Shares.

5.12 If any of the events specified below occurs, the Company shall forthwith give notice thereof to each Class B Preference Shareholder, and each Class B Preference Shareholder may at any time after such event give a redemption notice to the Company in respect of part or all of the Class B Preference Shares held by it, whereupon such number of Class B Preference Shares specified in the redemption notice shall become immediately due for redemption. For the avoidance of doubt, such right shall be exercisable regardless of the fact that the Class B Preference Shares in question may in whatever capacity have voted in favour of or otherwise approved the relevant event. The relevant events are:

      (a) a default is made for more than five business days in the payment of any amount due in respect of the Class B Preference Shares when and as the same ought to be paid in accordance with these terms;

      (b) a default is made by the Company in the performance or observance of any undertaking given by it under these terms (other than the covenants to pay any amount due in respect of the Class B Preference Shares) and such default is incapable of remedy, or if capable of remedy is not remedied within seven business days of service by any Class B Preference Shareholder on the Company of notice requiring such default to be remedied;

     (c) a resolution is passed or an order of a court of competent jurisdiction is made that the Company or any of its Subsidiaries (as defined below) be wound up or dissolved, otherwise than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger or reconstruction the terms of which shall have previously been approved in writing by the holders of 75% or more of the then outstanding Class B Preference Shares;

     (d) an encumbrancer takes possession or a receiver is appointed over the whole or a material part of the assets or undertaking of the Company or any of its Subsidiaries and such possession or appointment is not terminated within 60 days;

     (e) a distress, execution or seizure order before judgement is levied or enforced upon or sued out against the whole or a material part of the property of the Company or any of its Subsidiaries (as the case may be) and is not discharged within 60 days thereof;

     (f) the Company or any of its Subsidiaries is unable to pay its debts up to an aggregate amount of HK$50,000 as and when they fall due or makes an assignment for the benefit of, or enter into any composition with, its creditors;

     (g) proceedings shall have been initiated against the Company or any of its Subsidiaries under any applicable bankruptcy, reorganisation or insolvency law and such proceedings shall not have been discharged or stayed within a period of 60 days;

     (h) the Company (on a consolidated basis) is insolvent as evidenced by its latest financial statements issued from time to time;

     (i) any event occurs which has an analogous effect to any of the events referred to in paragraphs (a) to (i) above; and

     (j) for any reason (other than as a result of or following an initial public offering of shares in the Company) China World International Company Limited ("CWI") shall at any time cease to solely legally and beneficially hold and own Ordinary Shares and/or preference shares which in aggregate entitle CWI to exercise less than 45% of the voting rights attributable to the share capital of the Company from time to time (such right to exercise voting rights be calculated on the basis that all securities, including options, convertible or exchangeable into Ordinary Shares have been as converted or exchanged);

     (k) any persons, other than the existing shareholders of CWI as at the date of issue of the Class B Preference Shares, shall have the ability to direct the affairs of CWI whether by way of contract, direct or indirect ownership of shares, or otherwise; or

     (l) the Company or any of its Subsidiaries shall sell all or at least 70% by value of the assets of the Group (as defined below).

     For the purposes of this Article 5.12 only, "Subsidiaries" shall include all subsidiaries of the Company, and all other companies or entities owned or controlled (by way of ownership of securities, control of the appointment of half the board of directors, by way of contract or otherwise) by the Company, the net assets of which exceeded 10% of the net assets of the Group, or the net income of which exceeded 10% of the net income of the Group, in each case determined as at the end of the latest financial year. The term "Group" shall mean the Company and all its subsidiaries.

6.   CONVERSION

6.1 Subject as hereinafter provided and without prejudice to any rights with respect to any accrued but unpaid dividends on Class B Preference Shares, each holder of Preference Shares shall be entitled at any time (which for the avoidance of doubt shall include after the issue by the Company of a redemption notice under Article 5.1(c) and at any time prior to actual redemption occurring) and in the manner set out in this Article 6.1 to convert all or a portion of his Class B Preference Shares into fully paid Ordinary Shares (the "Conversion Right") at the rate of one Ordinary Share for every one Preference Share to be converted (subject to adjustment in accordance with Article 6.10 below (the "Conversion Rate"). The Ordinary Shares which are issued on conversion shall be credited as fully paid and rank pari passu and form one class in all respects with the Ordinary Shares then in issue.

6.2 Each Class B Preference Share shall automatically be converted into Ordinary Shares at the Conversion Rate at the time in effect for such Class B Preference Shares immediately upon the Company's issue of ordinary shares in a firm commitment underwritten Qualified IPO (and "issue" for this purpose means the day on which the shares offered in that Qualified IPO are issued to those entitled thereto). A "Qualified IPO" shall have the meaning given to it in the Shareholders Agreement in relation to the Company dated on or about the same date as the issue of the Class B Preference Shares.

6.3 The Conversion Right shall be exercisable by a Class B Preference Shareholder by completing the notice of conversion endorsed on the certificate relating to the Class B Preference Shares to be converted or a notice in such other form that may from time to time be prescribed by the Board in lieu thereof (a "Conversion Notice")

     (which notice shall specify a date being not less than 14 days after the date of the Conversion Notice as the date for the conversion to be effected ("Conversion Date")) in respect of all or a portion of the Class B Preference Shares held by such Class B Preference Shareholders and delivering the same to the Company or to the agent of the Company appointed for such purpose at any time not less than 14 days prior to a Conversion Date, together with such other evidence, if any, as the Board may reasonably require to prove the title of the person exercising such right and the payment of all taxes and stamp, issue and registration duties (if any) arising on conversion in any jurisdiction. A Conversion Notice, once given, may not be withdrawn without the consent in writing of the Company. Subject to Article 6.4 below, conversion shall take place on the Conversion Date specified in the Conversion Notice (in the place of delivery).

6.4 Conversion of the Class B Preference Shares as are due to be converted as aforesaid on any Conversion Date (the "Relevant Shares") may be effected in such manner as the Board may, subject to the Companies Ordinance and the consent of the Class B Preference Shareholders exercising the Conversion Right (which consent shall not be unreasonably withheld), determine and as they may allow and without prejudice to the generality of the foregoing may be effected by the redemption of Relevant Shares at par and the application of the redemption moneys on behalf of the holder of the Class B Preference Share so redeemed in subscription for Ordinary Shares at such premium (if any) as shall represent the amount by which the redemption moneys exceed the nominal amount of the Ordinary Shares to be subscribed.

6.5 In the case of a conversion effected by means of the redemption of Relevant Shares as provided in Article 6.4 above, the Board may determine to effect such redemption of the Relevant Shares out of profits of the Company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares or in any other manner for the time being permitted by law, the Articles and the Shareholders' Agreement. In the case of redemption out of such profits, the Board may apply the redemption moneys in the name of the holder of the Relevant Shares in subscribing for the appropriate number of fully paid Ordinary Shares at such premium (if any) as shall represent the amount by which the redemption monies exceed the nominal amount of the Ordinary Shares to be subscribed. In the case of redemption out of the proceeds of a fresh issue of shares, the Board may arrange for the issue of the appropriate number of Ordinary Shares at par or at such premium as shall be necessary to provide redemption monies for the redemption at par of the Relevant Shares to a person selected by the Board and the renunciation of the allotment of the Ordinary Shares issued to such subscriber in favour of the holder of the Relevant Shares against payment to such subscriber by the Company of the redemption monies in respect of the Relevant Shares so redeemed.

6.6 Class B Preference Shares in respect of which the right to convert shall have been duly exercised shall not rank for any fixed dividend in respect of the period after the relevant Conversion Date but otherwise shall be entitled to be paid any accrued but unpaid dividends prior to the Conversion Date. The Ordinary Shares to which any holder of Class B Preference Shares shall become entitled in consequence of exercising his right to convert shall carry the right to receive all dividends declared on such Ordinary Shares and other distributions declared made or paid upon the Ordinary Shares in respect of the financial year of the Company in which such shares are allotted and shall rank pari passu in all other respects and form one class with the Ordinary Shares in issue at the relevant Conversion Date and fully paid save that they will not be entitled to any dividends or other distributions declared, paid or made either in respect of any financial period ended prior to such Conversion Date or by reference to a record date prior to such Conversion Date or to the extent that the Class B Preference Shares so converted shall already have participated in such dividend.

6.7 Within 14 days after the relevant Conversion Date, the Company shall forward to each holder a definitive certificate for the appropriate amount of fully paid Ordinary Shares and, if appropriate, a cheque in respect of any fractional entitlement.

6.8 So long as Class B Preference Shares remain capable of being converted into Ordinary Shares, then if the Company is placed in liquidation the Company shall forthwith give notice thereof in writing to all Class B Preference Shareholders.

6.9 If any fractions of Ordinary Shares shall arise on conversion of Class B Preference Shares a cash payment in US$ will be made to the converting Class B Preference Shareholder in respect of any such fraction, unless the payment would amount to less than US$5 in aggregate payable to any single converting Class B Preference Shareholder in which case such amount will not be distributed but shall be retained for the benefit of the Company.

6.10 The Conversion Rate shall, except with the prior agreement of the holders of all then outstanding Class B Preference Shares, be subject to adjustment in the following circumstances:-

      (a) any alteration in the value of the Ordinary Shares as a result of consolidation or sub-division, in which circumstances the Conversion Rate shall be adjusted in the manner described in Clause 6.13;

      (b) the issue for cash or other form of consideration of any Ordinary Shares (other than Ordinary Shares issued on exercise of the conversion rights attaching to any preference shares or warrants issued by the Company prior to the issue of the Class B Preference Shares, or the Class B Preference Shares themselves or upon the exercise of any rights, options or warrants pursuant to any stock option plans for directors, employees or consultants approved by a three-fourths majority of the Board) for a consideration less than the then applicable Conversion Price in which circumstances the Conversion Rate shall be adjusted in the manner provided in Article 6.11; provided that the provisions of this Article 6.10(b) shall not apply unless at the time of such conversion a default by the Company under Article 5.12 has occurred (in which circumstances the provisions of this Article 6.10(b) shall apply); and

      (c) the issue of Ordinary Shares credited as fully paid to the Ordinary Shareholders by way of capitalization of profits or reserves in which circumstances the Conversion Price shall be adjusted in the manner provided in Article 6.13.

      For Article 6.10(b), the Conversion Rate shall be adjusted by a multiple equal to the applicable Subscription Price per share divided by the Conversion Price determined in Article 6.11. For example, if the applicable Subscription Price is US$25 and the Conversion Price as determined in Article 6.11 is US$5, then the multiple shall be 5 and the adjusted Conversion Rate shall be the rate of five (5) Ordinary Shares for every one Preference Share. Any share issued by the Company as mentioned in this Article 6.10 shall be referred to in this Article 6 as "Additional Shares".

6.11  (a)   If the Company shall issue any Additional Shares without
            consideration, the Conversion Price shall, in respect of a conversion following a default by the Company under Article 5.12, be US$0.01. If the Company shall issue any Additional Shares for a consideration per share less than applicable Subscription Price, then the Conversion Price for such Additional Shares shall, in respect of a conversion following a default by the Company under
            Article 5.12, be the price paid per share for such Additional Shares
            (before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise); provided, however, that if the Company subsequently shall issue Additional Shares for a consideration per share less than the Conversion Price then in effect, then the Conversion Price shall be further reduced to equal the lower consideration per share in respect of such issue. No adjustment of the Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

      (b) No adjustment of the Conversion Price shall be made in an amount less than US$0.01 per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made within three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

      (c) In the case of the issuance of Additional Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof irrespective of any accounting treatment as determined by a majority of the Board of Directors and approved by a majority of the holders of the then outstanding Class B Preference Shares.

6.12 In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, or securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than options granted to employees, consultants, directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company) (hereinafter collectively referred to as "Options"), the aggregate maximum number of Ordinary Shares deliverable upon exercise of the Options shall be deemed to have been issued at the time the Options were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of the Options plus the minimum exercise price provided in the Options. If the consideration is lower than the Conversion Price in effect at the time of issuance of the Options, then the Conversion Price shall, in respect of a conversion following a default under Article 5.12, be adjusted to the lower price forthwith, but no further adjustment shall be made for the actual issuance of ordinary shares or any payment of such consideration upon the exercise of the Options.

6.13 In the event the Company effects a stock dividend or bonus share scheme entitling the holders of Ordinary Shares to receive additional Ordinary Shares (hereinafter referred to as "Ordinary Shares Equivalents") without requiring payment of any consideration by such holder for the Ordinary Shares Equivalents, then the Conversion Rate shall be appropriately adjusted so that the number of Ordinary Shares issuable on conversion of each Preference Share shall be increased in proportion to such increase of the aggregate of Ordinary Shares issued and issuable with respect to such Ordinary Shares Equivalents. If the number of Ordinary Shares issued at any time is adjusted by a subdivision or consolidation of the issued Ordinary Shares, then the Conversion Rate shall be appropriately adjusted so that the number of Ordinary Shares issuable on conversion of each Class B Preference Share shall be increased or decreased (as appropriate) in proportion to such increase or decrease in the outstanding Ordinary Shares.


7.    RECAPITALISATIONS

      If at any time there shall be a recapitalisation of the Ordinary Shares (other than a subdivision, consolidation or merger or sale of assets transaction permitted elsewhere in the Articles) provision shall be made so that the holders of the Class B Preference Shares shall thereafter be entitled to receive upon conversion of the Class B Preference Shares the number of shares of securities or property of the Company or otherwise to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such recapitalisation. In any such case, appropriate adjustment shall be made in the application of the provisions relating to conversion with respect to the rights of the holders of the Class B Preference Shares after the recapitalisation so that the provisions relating to conversions (including adjustment of the Conversion Rate and Conversion Price then in effect and the number of shares purchasable upon conversion of the Class B Preference Shares) shall be applicable after that event as nearly equivalent as may be practicable.


8.    NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS

8.1 The number of Ordinary Shares to be issued shall be rounded to the nearest whole share such that no fractional shares shall be issued upon the conversion of any Class B Preference Shares. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Class B Preference Shares the holder is at the time converting into Ordinary Shares and the number of Ordinary Shares issuable upon such aggregate conversion.

8.2 Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to these Articles, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class B Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Class B Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price for such series of Class B Preference Shares at the time in effect, and (c) the number of Ordinary Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Class B Preference Share.


9.    NOTICES OF RECORD DATE

      In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Class B Preference Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.


10.   RESERVATION OF SHARES ISSUABLE UPON CONVERSION

      The Company shall at all times reserve and keep available out of its authorised but unissued Ordinary Share capital, solely for the purpose of effecting the conversion of the Class B Preference Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all the Class B Preference Shares; and if at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all the Class B Preference Shares, in addition to such other remedies as shall be available to the holder of such preference shares, the Company will take such corporate action as may be necessary to increase its authorised but unissued Ordinary Share capital to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Memorandum and Articles of Association.


11.   TRANSFER

      The Class B Preference Shares shall be freely transferable subject to the restrictions (if any) contained in the Shareholders' Agreement in respect of the Company on 18th January, 2002.

                                                                      APPENDIX C


                            Dated 18th January, 2002



                       1. BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC)
                          PTE. LIMITED

                       2. CHINATRON GROUP HOLDINGS LIMITED

                       3. BRIGHTPOINT CHINA LIMITED



                           ---------------------------
                             SHAREHOLDERS' AGREEMENT
                                   relating to
                            BRIGHTPOINT CHINA LIMITED
                           ---------------------------



                                                               RICHARDS BUTLER
                                                               20th Floor
                                                               Alexandra House
                                                               16-20 Chater Road
                                                               Hong Kong

                                    CONTENTS

CLAUSE                                                                               PAGE
------                                                                               ----
1.  INTERPRETATION                                                                    1
2.  BUSINESS                                                                          3
3.  DIRECTORS                                                                         3
4.  MANAGEMENT                                                                        4
5.  ADMINISTRATION                                                                    5
6.  SHAREHOLDERS' MEETINGS                                                            6
7.  SHAREHOLDER FUNDING AND ISSUING NEW SHARES                                        6
8.  TRANSFER OF SHARES                                                                7
9.  CO-SALE RIGHTS                                                                   10
10. TERMINATION                                                                      11
11. CONFIDENTIALITY                                                                  13
12. GENERAL                                                                          13
13. NOTICES                                                                          15
14. GOVERNING LAW                                                                    16
SCHEDULE 1 - DEED OF ADHERENCE                                                       17
SCHEDULE 2 - UNANIMOUS CONSENT MATTERS                                               19

THIS AGREEMENT is dated 18th January, 2002.


PARTIES:

1. BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE. LTD, a company incorporated in Singapore and having its registered office at Donaldson & Burkinshaw, 24 Raffles Place, #15-00, Clifford Centre, Singapore 048621 ("SHAREHOLDER A").

2. CHINATRON GROUP HOLDINGS LIMITED, a company incorporated in Hong Kong and having its registered office at Suite 805, Nine Queen's Road, Central, Hong Kong ("SHAREHOLDER B").

3. BRIGHTPOINT CHINA LIMITED, a company incorporated in Hong Kong and having its registered office at 14/F, Lu Plaza, 2, Wing Yip Street, Kwun Tong, Kowloon, Hong Kong (the "COMPANY").


INTRODUCTION:

1. The Company is incorporated in Hong Kong and has an authorised share capital of $HK10,000 divided into 10,000 Shares of which 10,000 Shares have been issued. As at the date of this Agreement, 5,000 Shares are held by Shareholder A and 5,000 Shares are held by Shareholder B.

2. This Agreement sets out the terms and conditions on and subject to which the Company is to be operated as a joint venture company and the manner in which the affairs of the Company are to be regulated.


IT IS HEREBY AGREED:

1.   INTERPRETATION

1.1 In this Agreement, including the Introduction and the Schedules, unless the context otherwise requires, the following expressions shall have the following meanings:


     "Articles"          the constitutional documents of the Company from
                         time to time;

     "Associate"         (a)  in relation to an individual means his spouse and
                              children or step-children under the age of 18
                              years ("family") and any company in which the
                              individual and/or his family directly or
                              indirectly own, or control the exercise of, 50% or
                              more of the voting power at general meetings and
                              any Associate of such company; and

                         (b)  in relation to a company means all its
                              subsidiaries, all its holding companies and all subsidiaries of any such holding companies;


     "Auditors"          the auditors of the Company from time to time;

     "Board"             the board of Directors;

     "Business"          the meaning given to it in Clause 2.1;

     "business day"      a day (other than a Saturday or Sunday) on which
                         banks in Hong Kong are open for business;

     "Business Plan"     the  annual business plan to be approved and adopted
                         by the Board each year;

     "Director"          a director of the Company from time to time;

     "Group"             the Company and its subsidiaries from time to time;

     "Group Company"     each of the companies comprised in the Group;

     "Market Value"      the fair market value of the relevant Shares and
                         Shareholder Loan (if any) as determined by the Auditor;

     "Related Company"   in relation to a company means any subsidiary, holding
                         company or any subsidiary of such holding company;

     "Sale and Purchase  the sale and purchase agreement between the
     Agreement"          Shareholders in respect of 50% of the Shares dated
                         2nd October, 2001;

     "Shares" ordinary shares of HK$1.00 each in the capital of the Company;

     "Shareholder(s)"    Shareholder A and Shareholder B, or their successors or
                         permitted assigns from time to time; and

     "Shareholder Loans" any loan made by a Shareholder (or another company in that Shareholder's group) to the Company or any other
                         Group Company.

1.2 References to Clauses and Schedules are to Clauses of and Schedules to this Agreement.

1.3 Words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter and references to persons include bodies corporate or unincorporate.

1.4 References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions.

1.5 References in this Agreement to "subsidiary" and "holding company" shall bear the meanings ascribed thereto in the Companies Ordinance.


2.   BUSINESS

2.1 The Shareholders agree that the Group shall, on the terms and conditions set out in this Agreement, carry on the primary business of value added selling and distribution of wireless devices and related value added logistics services..

2.2 Each of the Shareholders shall exercise all voting rights and other powers of control as may be available to it in relation to the Company, including procuring that the Directors appointed by them pursuant to Clause 3 exercise their voting rights, so as to procure compliance with the terms of this Agreement by itself and the Company. Each of the Shareholders shall procure that it shall use all reasonable endeavours to assist the Company in developing and promoting the Business in accordance with the Business Plan.


3.   DIRECTORS

3.1 Unless and until otherwise agreed in writing by all the Shareholders, the Board shall consist of 5 Directors who shall be appointed and removed as provided in this Clause 3. Subject to Clause 3.4, the Chairman of the Board shall be an independent Director who shall be appointed by mutual agreement between Shareholder A and Shareholder B.

3.2 Subject to Clause 3.4, Shareholder A shall have the right by notice in writing to require the appointment of 2 Directors and by like notice to require the removal of any or all such Directors and the appointment of other person(s) to act in place of such Directors.

3.3 Subject to Clause 3.4, Shareholder B shall have the right by notice in writing to require the appointment of 2 Directors and by like notice to require the removal of any or all such Directors and the appointment of other person(s) to act in place of such Directors.

3.4 Notice of any appointment or removal required by any of the Shareholders under Clause 3.2 or 3.3 shall be given to the other Shareholders and to the Company at its registered office and within seven days after receipt of such notice the parties hereto shall join in procuring (so far as lies within their respective powers) that such action is taken as is necessary under the Articles to effect the appointment or removal concerned. The Shareholders agree that if either Shareholder shall at anytime hold more than 50% of the Shares, that Shareholder shall be entitled to appoint 3 Directors, one of whom shall be the Chairman and requirement that an independent Director be appointed as Chairman as referred to in Clause 3.1 shall be deemed to be deleted. If at any time any Shareholder shall hold 80% or more of the issued Shares, it shall be entitled to appoint 4 Directors and the other Shareholder shall be entitled to appoint 1 Director.

3.5 Subject to all matters requiring approval under Clause 4.3, each of the Shareholders shall procure that all decisions at meetings of the Board shall be put to the vote and shall require a simple majority vote of all directors present. The chairman of the Board shall not be entitled to a casting vote in the event of a deadlock. Resolutions of the Board shall be deemed to be validly passed if passed by a written resolution signed by all the Directors or their respective alternates.

3.6 Each of the parties acknowledges that each Director may by giving written notification to the Company nominate any other person (including another Director) to be his alternate Director for such period of absence from Hong Kong or such period of unavailability for such meeting as may be specified therein, and may in like manner at any time determine such appointment.

3.7 Meetings of the Board shall be held at such times as the Board shall determine, or at such time as any Shareholder(s) holding at least 10% of the issued Shares shall request, provided that, unless otherwise agreed between the Shareholders, they shall procure (so far as it lies within their respective powers) that meetings of the Board shall be held in Hong Kong at least [once every calendar quarter]. Seven days notice of all meetings shall be given and that a complete agenda shall be circulated to each member of the Board with such notice by the person giving the notice.

3.8 No business shall be transacted at any meeting of the Board or a duly appointed committee of the Board unless there shall be present throughout the meeting at least one Director appointed by Shareholder A and one Director appointed by Shareholder B. If such Directors are not present the meeting shall be adjourned for at least 48 hours, all Directors will be given notice of the adjourned meeting and for such adjourned meeting the quorum will be any Director(s) present. No business may be transacted at an adjourned meeting other than that proposed in the agenda for the initial meeting. A Director shall be deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to speak to and hear each other.

3.9 If the Board so authorises or requests, the auditors, consultants, advisers and management employees shall be permitted to attend and speak at meetings of the Board, but not to vote nor be counted towards a quorum at any meeting of the Board.

3.10 Minutes of all meetings of the Board shall be sent to each Director and Shareholder as soon as practicable after the holding of the relevant meeting.

3.11 The Company hereby agrees, to the fullest extent permitted by law, to indemnify all directors of each Group Company for any liability they may incur in connection with their actions as a director of the relevant Group Company, save where such liability arises as a result of any negligent act of such director.

3.12 If requested by any Shareholder, the Shareholders shall procure that the foregoing provisions of this Clause 3 (including, without limitation, the right of the Shareholders to appoint directors) will apply to each Group Company from time to time, to the fullest extent practicable, as if references to Board and Directors were references to the board and directors of the relevant Group Company.


4.   MANAGEMENT

4.1 Subject to Clause 4.3, the Board shall be responsible for determining the overall policy of the Company.

4.2 Subject to the overall authority of the Board as provided in Clause 4.1 and the provisions of Clause 4.3, the day-to-day management and control of the affairs of the Company shall be vested in the managing director of the Company from time to time and who shall be nominated by Shareholder B and shall be appointed by the Board with such powers and authorities as the Board may determine, provided that in any event such managing director shall not have authority to incur any liability in respect of the matters referred to in Clause 4.3 unless such matters have been approved in accordance with Clause 4.3.

4.3 The Shareholders shall procure that none of the matters set out in Schedule 2 in relation to any Group Company shall take place, that no obligation or liability in connection therewith is entered into or accepted by or on behalf of any Group Company and that no other step in relation thereto is taken, except with the prior written approval of both the Shareholders. Each of the Shareholders undertakes that it shall not withhold its consent to any of the matters set out in Schedule 2 except on the basis of a bona fide belief that such proposal is not in the best interests of the Group.


5.   ADMINISTRATION

5.1 The accounts of the Company shall be kept in accordance with accounting principles generally accepted in Hong Kong and shall be audited annually by an internationally recognised accountancy firm. The audited accounts and report of the Auditors shall be made available to the Shareholders within 7 days after the issue thereof by the Auditors.

5.2  The financial year of the Company shall end on 31st December in each year.

5.3 The Company's bank accounts shall be with such bank or banks as may from time to time be approved by the Board.

5.4 The company secretary, chief financial officer and the Auditors shall be appointed by the Board. The existing chief financial officer of the Asia Pacific region shall remain in that position for at least 3 months but not more than 6 months following the date of this Agreement. Thereafter the chief financial officer shall be nominated by Shareholder B, and if approved by the Board, shall be appointed as chief financial officer of the Company.

5.5 Monthly management accounts shall be prepared and made available to the Shareholders within 20 days of the end of each month.

5.6 The Company shall from time to time on request provide each of the Shareholders with such information concerning any Group Company as that Shareholder may reasonably require. The Company shall send a copy of each such request and its response thereto to the other Shareholders.

5.7 The Shareholders shall, unless otherwise agreed, procure that in each financial year during the continuance of this Agreement the Company shall declare and pay 50% of the profits of the Company available for distribution in respect of the previous financial year by way of dividend to the holders of the Shares within two months of the issue of the audited accounts of the Company.

5.8 If the Board shall approve the reorganisation of the Company by the creation of a new holding company with substantially the same corporate structure as the Company at that time, each Shareholder agrees to execute such documents as are necessary to give effect to such reorganisation. If any Shareholder shall fail to execute irrevocable power to execute such documents and to receive on behalf of the Shareholder the new shares in the new holding company.


6.   SHAREHOLDERS' MEETINGS

6.1 No general meeting of the Company shall be held without a quorum being present at the time the meeting proceeds to business and throughout the meeting. The quorum for a general meeting of the Company shall be a person or persons holding at least 51% of the Shares (including at least one representative of each Shareholder), provided that if such Shareholders are not present the meeting shall be adjourned for at least 48 hours, all Shareholders will be given notice of the adjourned meeting and for such adjourned meeting the quorum will be any Shareholder(s) present. No business may be transacted at an adjourned meeting other than that proposed in the agenda for the initial meeting.

6.2 In the case of an equality of votes at a general meeting of the Company, whether the vote is taken on a show of hands or on a poll, the Chairman of the meeting at which such vote is taken shall not have a second or casting vote. A poll may be requested by any Shareholder.

6.3 Unless agreed by the Shareholders, all general meetings of the Company shall take place in Hong Kong.


7.   SHAREHOLDER FUNDING AND ISSUING NEW SHARES

7.1 Save as provided in this Clause 7, no Shareholder shall be obliged to provide any additional finance or financial assistance to any Group Company or to subscribe for any Shares or other securities in the Company or to make any loans to or transfer any assets to any Group Company (other than those agreed to be provided under this Agreement), nor shall any Shareholder have any obligation to guarantee or provide security for any obligations of any Group Company or to indemnify any third party in respect of such obligations or liabilities.

7.2 Notwithstanding Clause 7.1, the Shareholders' acknowledge that they will procure for the benefit of the Company the Brightpoint Credit Facility and the Chinatron Credit Facility as provided for in the Sale and Purchase Agreement.

7.3 If the Company requires additional funding over and above that provided for in Clause 7.2 and such funding is approved by the Board, the Company shall use all reasonable endeavours to raise such funds by way of bank borrowings (if necessary secured against the assets of the Group). If the Company is unable to obtain such bank borrowings, each Shareholder shall advance its pro rata share (as between themselves based on their shareholding in the Company) of such additional funding ("Pro Rata Share") through an interest free (or if approved by the Board interest bearing) Shareholder Loan to the Company.

7.4 If one Shareholder fails to contribute all its Pro Rata Share pursuant to Clause 7.3 (the "Defaulting Share"), the non-defaulting Shareholder may, at its sole discretion and without limitation to its other rights, either require the Company to forthwith repay its Pro Rata Share, or contribute part or all of the Defaulting Share as a Shareholder Loan, with interest on such Defaulting Share at 3% above the HK$ prime lending rate as quoted by the relevant Shareholder's principal bankers. Payment of such Defaulting Share shall be given priority over payment of any other amounts to the Shareholders and in addition the non-defaulting shareholder may at anytime apply such Defaulting Share in subscribing for additional Shares in the Company at 75% of Market Value.

7.5 Save as agreed between the Shareholders, if the Company intends to issue or grant any new Shares, options or other securities of any nature whatsoever (together "Securities"), and such issue or grant is approved pursuant to Clause 4.3, such Securities shall first be offered to the existing Shareholders of the Company on a pro-rata basis, provided that if any Shareholder does not take up its pro-rata share the other Shareholders shall be entitled to subscribe for such Securities on a pro-rata basis. Any Securities not subscribed for by the Shareholders may be offered by the Board to any third party provided that such third party shall, as a condition of being registered as the holder of such Securities, enter into a new shareholders' agreement with the Company and the Shareholders on substantially the same terms as this Agreement, in which regard the parties agree that they will not unreasonably refuse to sign such new shareholders' agreement.

7.6 Save as agreed between the Shareholders, no shares, options or other securities shall be issued by any subsidiary of the Company other than to the then existing shareholders of such subsidiary.


8.   TRANSFER OF SHARES

8.1 No Shareholder may, without the consent of the other Shareholders, create or permit to subsist any mortgage, charge, pledge, lien, encumbrance or other security interest whatsoever on or over or in respect of all or any of the Shares held by it, and shall not otherwise dispose of any of its Shares or otherwise purport to deal with the beneficial or economic interest therein (including but not limited to its voting rights) or any right relating thereto except by a transfer in accordance with this Clause 8 or the terms of this Agreement. Any transfer or other disposal of Shares that is made other than in accordance with this Clause 8 or the terms of this Agreement shall be void and deemed to be of no effect and the parties shall procure that such transfer shall not be registered in the statutory books and records of the Company.

8.2 Save as provided in Clause 8.12 and Clause 8.13, no sale or transfer or other disposition of any Shares shall be made by any Shareholder unless the transferring shareholder (the "transferor") complies with the provisions of this Clause 8 and:

     (a) if the transferee is acquiring all of the Shares held by the transferor, the transferee enters into a Deed of Adherence substantially in the form set out in Schedule 1 agreeing to abide by the terms of this Agreement as if the transferor were named herein as the transferee;

     (b) if the transferee is not acquiring all of the Shares held by the transferor, the transferee and the other Shareholders shall enter into a new shareholders' agreement in respect of the Company on substantially the same terms as this Agreement, in which regard the parties agree that they will not unreasonably refuse to sign such new shareholders' agreement; and

     (c) the transferee agrees to and takes an assignment of any outstanding Shareholder Loans made by the transferor (or any related company of that transferor), in proportion to the

     Shares being transferred,

     so that the transferee shall have all of the rights and be subject to all of the obligations in respect of those Shares as the transferor hereunder. Subject to compliance with this Clause, if any Shareholder disposes of all of its Shares it shall cease to have any rights or obligations under this Agreement except in respect of any antecedent breaches or any obligations which are expressed to continue after it ceases to hold any Shares.

8.3 If any Shareholder (the "Transferor") wishes to transfer any of its Shares or to dispose of any interest therein, it shall serve on the other Shareholders and the Company a notice (the "Transfer Notice") in writing of its wish to do so. The Transfer Notice shall:

     (a) state the number of Shares (the "Sale Shares"), the face value of Shareholder Loan and accrued interest if any (the "Sale Shareholder Loan") and the Sale Price (as defined in Clause 8.11) proposed to be transferred;

     (b) give details of the person (the "Third Party") to whom the Transferor wishes to transfer the Sale Shares and Sale Shareholder Loan (or part thereof) in the event that the other parties do not purchase all the Sale Shares in accordance with the provisions of this Clause 8, together with the principle terms of such proposed transfer and any conditions or regulatory approvals required, and shall confirm and represent that the Third Party has made a bona fide arms length offer for the relevant Sale Shares and Sale Shareholder Loan (if applicable); and

     (c)  be irrevocable, once given.

8.4 Within 10 Business Days after receipt by the other Shareholders of a Transfer Notice (or if the Sale Price has not been determined within 10 Business Days after the Sale Price is determined in accordance with Clause 8.11), each of the other Shareholders shall give notice in writing as to whether it is willing to purchase any of the Sale Shares (and corresponding portion of the Sale Shareholder Loan) at the Sale Price and if so the maximum number of Sale Shares that it is prepared to purchase.

8.5 If any of the other Shareholders (a "Transferee") applies for all or any of the Sale Shares and Sale Shareholder Loan then:

     (a) if the aggregate number of Sale Shares applied for is equal to the number of Sale Shares, the Transferor shall allocate the Sale Shares and corresponding portion of the Sale Shareholder Loan in accordance with the applications;

     (b) if the aggregate number of Sale Shares applied for is less than the number of the Sale Shares, the provisions of Clause 8.8 shall apply; or

     (c) if the number of Sale Shares applied for is more than the number of Sale Shares, the Transferor shall allocate the Sale Shares and corresponding portion of the Sale Shareholder Loan as between the Transferees pro rata (or as nearly as is practicable) to their holdings of Shares but so that no Transferee shall be allocated more Sale Shares than applied for.

8.6 Subject to Clause 8.5, on the expiry of the 10 Business Day period referred to in Clause 8.4, the

     Transferor shall forthwith give notice (the "Allocation Notice") of the allocation of Sale Shares and Sale Shareholder Loan in accordance with Clause 8.5 to each Transferee and shall specify in the Allocation Notice the number of Sale Shares and value of Sale Shareholder Loan allocated to each such Transferee and the place and time (being not later than 5 Business Days after the date of the Allocation Notice) at which the Transferor and Transferee shall be bound to complete the sale of such Sale Shares and Sale Shareholder Loan. The Transferor shall be bound, on receipt of payment of the Sale Price, to transfer the relevant Sale Shares and Sale Shareholder Loan comprised in the Allocation Notice to the Transferee named therein at the time and place therein specified.

8.7 If the Transferor defaults in giving the Allocation Notice or transferring the Sale Shares and Sale Shareholder Loan:

     (a) the Chairman for the time being of the Company, or failing him one of the Directors or some other person duly nominated by a resolution of the Board shall be deemed to be the duly authorised agent of the Transferor with full irrevocable power to execute, complete and deliver in the name of and on behalf of the Transferor an instrument or instruments of transfer and any associated sold contract notes of the relevant Sale Shares and an assignment of the relevant Sale Shareholder Loan to the Transferee;

     (b) the agent may receive and give a good discharge for the purchase money on behalf of the Transferor and (subject to the transfer being duly stamped) enter the name of the Transferee in the register of members as the holder by transfer of the relevant Sale Shares; and

     (c) the agent shall forthwith pay the purchase money into a separate bank account in the Company's name, and when the Transferor shall deliver up its certificate or certificates for the relevant Sale Shares to the Company, the Transferor shall thereupon be paid the purchase money, without interest and less any sums owed to the Company by the Transferor.

8.8 If, at the end of the 10 Business Day period referred to in Clause 8.4, the other Shareholders shall not have agreed to purchase all of the Sale Shares and Sale Shareholder Loan, the Transferor shall be at liberty to transfer all (but not part only) of the Sale Shares and Sale Shareholder Loan] at any time within 60 days of the expiry of such period to the person specified in the Transfer Notice at a price not less than the Sale Price and otherwise on terms not more favourable than those offered under this Clause 8.

8.9 If there is a change of control in respect of any Shareholder without the consent of the other Shareholder, such Shareholder which is the subject of the change of control shall be deemed to have given a Transfer Notice pursuant to Clause 8.3 in respect of all the Shares held by such Shareholder and the provisions of this Clause 8 shall thereupon apply in respect of all the Shares so held, determined and certified by the Auditors. For the purposes of making such determination and certification, the Auditors shall be treated as experts and not as arbitrators, the Auditors shall consider such factors as they consider appropriate, and their determination and certification shall be final and binding. The costs of the Auditors incurred in the determination of the Sale Price shall be borne by the Transferor. A "change of control" in respect of Shareholder A shall mean it ceasing to be a subsidiary of Brightpoint Inc.. A "change of control" of Shareholder B shall, at any time prior to an initial public offering of shares of Shareholder B in a Qualified IPO, mean either (i) for any reason China World International

     Company Limited ("CWI") shall at any time cease to solely legally and beneficially hold and own ordinary shares and/or preference shares which in aggregate entitle CWI to exercise less than 45% of the voting rights attributable to the share capital of Shareholder B from time to time (such right to exercise voting rights be calculated on the basis that all securities, including options, convertible or exchangeable into ordinary shares have been as converted or exchanged) or (ii) any persons, other than the existing shareholders of CWI as at the date of issue of this Agreement, shall have the ability to direct the affairs of CWI whether by way of contract, direct or indirect ownership of shares, or otherwise, provided that this provision shall cease to bind Shareholder B upon an initial public offering of shares of Shareholder B in a Qualified IPO.

8.10 Each certificate representing any Share(s) shall bear the following statement.

     "None of the Shares represented by this certificate may be sold, transferred, charged, encumbered or otherwise disposed of except in accordance with the restrictions on sales, transfers or other disposals set
     out in the Shareholders' Agreement dated                 between
                     and the Company, and the constitutional documents of the Company."

8.11 The Sale Price shall be:

     (a) the price specified by the Transferor (which price shall be inclusive of both the Sale Shares and the Sale Shareholder Loan; or

     (b) in the case of a deemed transfer on a change of control pursuant to Clause 8.9 shall be 75% of the Market Value; and

     (c) in the case of a deemed transfer on the giving of a notice of termination pursuant to Clause 11 shall be the price determined in accordance with Clause 11.3.

8.12 Notwithstanding anything to the contrary contained in this Agreement or in the Articles, any Shareholder shall have the right to transfer its entire holding of Shares and/or Shareholder Loan to its Related Company (or in the case of an individual Shareholder to any family trust established by or for the benefit of that Shareholder) without being required to comply with the restrictions on transfer of Shares and/or Shareholder Loan as set out in this Clause 8 provided that before such transfer takes place, the relevant transferee complies with Clause 8.2(a) and if such transferee ceases to be its Related Company (or a family trust established by or for the benefit of the relevant Shareholder) the entire holding of Shares and Shareholder Loan shall be transferred back to the previous Shareholder and such previous Shareholder shall at all times remain bound by this Agreement and shall procure that the transferee performs its obligations under this Agreement. If the Shares and Shareholder Loan are not transferred back to the previous Shareholder, a change of control pursuant to Clause 8.9 shall be deemed to have arisen in respect of that Shareholder.

8.13 Notwithstanding the foregoing provisions of this Clause 8, no Shareholder may transfer or dispose of any interest in its Shares or Shareholder Loan prior to the first anniversary of this Agreement except to the other Shareholder.


9.   CO-SALE RIGHTS

     If any Shareholder (in this Clause, the "Offeree") is proposing to sell to a third party (the

     "Offeror") (other than as permitted under Clause 8.12) some or all of the Shares and/or the corresponding Shareholder Loan, if any, held by it, the Offeree shall:

     (a) forthwith inform all the other Shareholders and the Company of the identity of the Offeror and details of such offer;

     (b) procure that the pre-emptive rights provisions of Clause 8 are complied with;

     (c)  procure that either:

          (i) an offer is extended by the Offeror to the other Shareholders for the relevant percentage (as defined below) of the Shares and Shareholder Loan held by the other Shareholders, at the same price and on no less favourable terms and with the same completion date as those offered to the Offeree, the "relevant percentage" being the proportion which the Shares or Shareholder Loan subject to the offer to the Offeree bears to the total number of Shares or the total amount of Shareholder Loans, as the case may be, held by the Offeree; or

          (ii) the offer to the Offeree is withdrawn and an offer is extended by the Offeror to all the Shareholders on a pro rata basis for the relevant number of Shares (and corresponding Shareholder Loan (if any)), at the same price and on no less favourable terms and with the same completion date as those originally offered to the Offeree so that each Shareholder will have the ability to participate in the offer on a basis pro rata to their shareholding, provided that if any Shareholder does not accept such offer the accepting Shareholders may elect to accept such offer and sell their Shares on a pro rata basis as between themselves; or

          (iii) the Offeree offers to acquire such number of Shares and value of Shareholder Loan referred to in paragraph (i) above from the other Shareholders, at the same price per Share (and otherwise upon the same terms) as offered by the Offeror;

     provided that nothing in this Clause 9 shall oblige any Shareholder to accept such offer. If any Shareholder elects to accept any such offer, it must agree to give substantially the same representations, warranties and indemnities as the Offeree gives, provided that any such accepting Shareholder shall not be obliged to pay any amount with respect to any liabilities arising from such representations, warranties and indemnities in excess of the amount of the consideration received by the accepting Shareholder.



10.  TERMINATION

10.1 Each Shareholder shall be entitled to serve a notice of termination on a Shareholder ("Defaulting Shareholder") if an order is made or an effective resolution is passed or analogous proceedings are taken for the winding up of the Defaulting Shareholder, or all or substantially all of the assets of the Defaulting Shareholder are expropriated or otherwise placed under the direct control of any government, or the Defaulting Shareholder is unable to pay its debts (within the meaning of Section 178 of the Companies Ordinance) or makes a general assignment for the benefit of its creditors or has a receiver or manager appointed over its Shares or all or a substantial part of its undertaking or assets (other than for the purposes of amalgamation or reorganisation not involving or arising out of insolvency) or anything similar or analogous to the foregoing occurs in respect of the Defaulting Shareholder.

10.2 Any notice of termination under Clause 10.1 may be served at anytime following the occurrence of the event specified in Clause 10.1, provided that if such event is capable of remedy, any such notice may not be given after such event has been duly remedied.

10.3 If a notice of termination is served under Clause 10.1 by a Shareholder (the "Non-Defaulting Shareholder"):

     (a) the Defaulting Shareholder shall be deemed to have served a Transfer Notice in respect of all of its Shares (and associated Shareholder Loan, if any, and which for the avoidance of doubt will exclude any Shares or Shareholder Loan to be acquired by it pursuant to Clause 10.3(b)) pursuant to Clause 8 (with the Sale Price being an amount equal to 75% of the Market Value as at the date on which notice of termination is served); or

     (b) notwithstanding Clause 10.3(a), if the Non-Defaulting Shareholder so elects, it may in its notice of termination offer all of its Shares (and associated Shareholder Loan if any) pursuant to Clause 8 with the Sale Price being an amount equal to 125% of the Market Value as at the date on which notice of termination is served, provided that;

          (i) if and to the extent that any of the Shares and Shareholder Loan are not acquired by any other Non-Defaulting Shareholders pursuant to Clause 8, the Defaulting Shareholder shall be required to purchase all those remaining Shares and Shareholder Loan of the Non-Defaulting Shareholder at the specified price; and

          (ii) if more than one Non-Defaulting Shareholder shall have given notice and made an election pursuant to Clause 10.3(b) and the Defaulting Shareholder has insufficient financial means to purchase such Shares and Shareholder Loan as it is obliged to purchase, then without prejudice to its obligations to purchase such relevant Shares and Shareholder Loan, the Defaulting Shareholder shall purchase the relevant Shares and Shareholder Loan on a pro-rata basis.

10.4 For the avoidance of doubt, Clause 8 shall not apply to a transfer of Shares and Shareholder Loan pursuant to Clause 10.3 and nothing in this Agreement shall prevent any Non-Defaulting Shareholder from giving a notice of termination pursuant to Clause 10.1 by reason only of a notice of termination having already then been given by another Non-Defaulting Shareholder.

10.5 The transfer of the Shares and Shareholder Loan (pursuant to Clause 10.3) shall be completed within 14 days of the later of the date of the notice of termination or the date of the determination of the consideration, at which time payment will be made in cleared funds and the relevant party will deliver an instrument of transfer and share certificate for the relevant Shares together with an assignment of the relevant Shareholders' Loan (if any) to the transferee.

10.6 If following the transfers of Shares and Shareholder Loan pursuant to Clauses 10.3 and 10.5, the Defaulting Shareholder remains a Shareholder, it shall have no further rights under this Agreement but shall remain obliged, for so long as it remains a Shareholder, to comply with its obligations under this Agreement (including, without limitation, its obligations under Clauses 8 to 11.

10.7 This Agreement shall continue in full force and effect until the Company is wound up or otherwise ceases to exist as a separate entity or the Agreement is terminated pursuant to Clause 10.1.

10.8 If an order is made or an effective resolution is passed or analogous proceedings are taken for the winding up of the Company or all or substantially all of the assets of the Company are expropriated or otherwise placed under the direct control of any government or the Company is unable to pay its debts (within the meaning of Section 178 of the Companies Ordinance) or makes a general assignment for the benefit of its creditors or has a receiver or manager appointed over all or a substantial part of its undertaking or assets, any Shareholder shall be entitled forthwith to terminate this Agreement by delivery of a notice of termination to the other parties.

10.9 Termination of this Agreement pursuant to this Clause 10 shall not release any of the parties hereto from any other liability under any obligation which at the time thereof has already fallen due for performance nor affect in any way the survival of any of the rights, duties and obligations of the parties hereunder. Nothing in the immediately preceding sentence of this Clause shall affect or be construed or operate as a waiver of the rights of any Shareholder aggrieved by any breach of this Agreement to be compensated for any injury or damage resulting therefrom which is incurred either before or after such termination.


11.    CONFIDENTIALITY

11.1 No announcement (other than public disclosures required by law) on any matter concerning or connected with this Agreement, the joint venture contemplated by this Agreement or any matter ancillary thereto shall be made without the prior written approval of all Shareholders. So far as reasonably practicable, the Shareholders shall consult as to the content, manner of making, and timing of any such announcement (whether one made with the approval of Shareholders or one required by law) and each Shareholder shall comply with such requests in respect thereof as the other Shareholder shall reasonably make.

11.2 Each of the parties agrees that it shall not either during the continuance of this Agreement or at any time thereafter disclose or divulge to any person whatsoever or use or exploit for its or his own purpose or benefit or for the purpose or benefit of any other person, firm or corporation any information relating to any other party or to any of the respective clients or business contacts of any such party which may have come to its knowledge (except to the extent such information is in the public domain).


12.    GENERAL

12.1 Each of the parties warrants that this Agreement is a legal, valid and binding agreement on it, enforceable in accordance with its terms, and each party undertakes to do or procure to be done all such things as may be within its powers, including (without prejudice to the foregoing) the passing of resolutions (whether by the Board or in general meeting of the Company), to ensure that all the provisions of this Agreement are observed and performed.

12.2 The failure of any party hereto at any time to require performance or observance by any other party of any provision of this Agreement shall in no way affect the right of such first party to require performance of that provision and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.

12.3 Should any provision of this Agreement be declared null and void by any competent government agency or court this shall not affect the other provisions of this Agreement which are capable of severance and which shall continue unaffected.

12.4 Shareholders shall be entitled to payment for or reimbursement of any costs, expenditure or other disbursements or for any management time or efforts incurred in connection with the Group, the Business, or in the entering into of this Agreement to the extent provided for in the Annual Business Plan or as expressly agreed by the Shareholders.

12.5 All the incorporation and ongoing legal, accounting and administrative costs of the Company and the Business shall be borne by the Company.

12.6 The parties shall bear their own legal costs in relation to the negotiation and finalisation of this Agreement.

12.7 Nothing herein shall be taken to constitute a partnership or agency relationship between any of the parties hereto and none of the parties hereto shall have any authority to bind any of the other parties in any way.

12.8 This Agreement is personal to the parties hereto and the benefits and rights of the parties hereunder are not capable of assignment in whole or in part by any party, except with the written consent of the other parties or on the transfer of Shares in accordance with the provisions hereof. This Agreement shall be binding on the successors and permitted assigns of the parties.

12.9 No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of all of the parties hereto.

12.10 This Agreement embodies all the terms and conditions agreed upon between the parties hereto as to the subject matter of this Agreement and supersedes and cancels in all respects all previous letters of intent, correspondence, understandings, agreements, and undertakings, (if any), between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

12.11 Should any of the terms and conditions herein contained conflict with those of the Articles, the provisions of this Agreement shall prevail and the provisions herein shall apply equally to each member of the Group. Each of the parties hereto undertakes with each of the others to procure that the constitutional documents of each member of the Group are amended when and to the extent necessary to enable effect to be given to all the provisions of this Agreement.

12.12 The parties acknowledge and agree that in the event of a default by either party in the performance of their respective obligations under this Agreement, the non-defaulting party shall have the right to specific performance of the defaulting party's obligations. Such remedy shall be in addition to any other remedies provided under this Agreement or otherwise at law.

12.13 Each of the Shareholders hereby irrevocably appoints the Company to act as its agent in connection with any Deed of Adherence to be entered into by the Company and any new Shareholder.

12.14 If any transfer of Shares and/or Shareholder Loan pursuant to the terms of this Agreement shall be subject to stamp duty, the transferor and transferee shall be liable to pay such stamp duty in equal shares, both parties shall sign (at the same time as the instrument of transfer of the Shares, if relevant, is signed) such bought and sold notes or other documents as are required to be signed for stamping purposes, and the transferee shall be entitled to deduct from the consideration payable to the transferor the stamp duty payable by the transferor provided that the transferee undertakes to the transferor to effect stamping and pay the stamp duty on the transfer of the Shares and/or Shareholder Loan.


13.    NOTICES

       Any notice required to be given under this Agreement shall be deemed duly served if served by hand delivery or by facsimile transmission to the addresses provided below or to such other address as may have been last notified in writing by or on behalf of the relevant party to the other parties hereto. Any such notice shall be deemed to be served at the time when left at the address of the party to be served or, if served by facsimile transmission, when the transmission was confirmed as sent by the originating machine.


       SHAREHOLDER A
       Address:    600 East 96th Street, Suite 575, Indianapolis, IN 46340, USA

       Facsimile:  +1 317 387 5479
       Attn:       Steven E. Fivel, Executive vice President and General Counsel


       SHAREHOLDER B
       Address:    Room 805, Nine Queen's Road, Central, Hong Kong

       Facsimile:  +852 2869 8628
       Attn:       John Maclean-Arnott


       THE COMPANY
       Address:    Room 805, Nine Queen's Road, Central, Hong Kong

       Facsimile:  +852 2869 8628
       Attn:       John Maclean-Arnott

       Copied to:-
       Address:    600 East 96th Street, Suite 575 Indianapolis, IN 46340, USA

       Facsimile:  +1 317 387 5479
       Attn:       Steven E. Fivel, Executive Vice President and General Counsel

14.    GOVERNING LAW

14.1 This Agreement is governed by and shall be construed in all respects in accordance with the laws of Hong Kong and all the parties hereto hereby submit to the non-exclusive jurisdiction of the Courts of Hong Kong in connection herewith but this Agreement may be enforced in any court of competent jurisdiction.

14.2 Shareholder A irrevocably appoints RB Secretariat Limited, to receive, for it and on its behalf, service of process in proceedings in Hong Kong. Such service shall be deemed completed on delivery to the process agent (whether or not it is forwarded to and received by Shareholder A). If for any reason the process agent ceases to act as such or no longer has an address in Hong Kong, Shareholder A irrevocably agrees to appoint a substitute Hong Kong process agent within 30 days.

                                   SCHEDULE 1

                                DEED OF ADHERENCE


THIS DEED OF ADHERENCE is made the                 day of


PARTIES:

1.   [                              ], a company incorporated in the [         ]
     having its principal office in Hong Kong at (the "COMPANY").

2.   [Name and address of Old Shareholder] (the "OLD SHAREHOLDER").

3.   [Name and address of New Shareholder] (the "NEW SHAREHOLDER").


INTRODUCTION:

1.   On [            ], the Company and its shareholders entered into a
     shareholders agreement (the "SHAREHOLDERS' AGREEMENT") to which a pro forma version of this Deed forms a Schedule.

2. The New Shareholder wishes to have transferred to [it] all of the shares (the "NEW SHARES") in the Company held by the Old Shareholder and in
     accordance with Clause [       ] of the Shareholders' Agreement has agreed
     to enter into this Deed.

3. The Company enters into this Deed on behalf of itself and as agent for all the existing Shareholders.


NOW THIS DEED WITNESSES as follows:

1.   INTERPRETATION

     In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.


2.   NOVATIONS

     The Old Shareholder hereby novates all its rights and obligations under the Shareholders' Agreement to the New Shareholder and the Company (on behalf of itself and all other Shareholders) hereby consents to such novation.

3.   COVENANT

     The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders' Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of the Old Shareholder imposed pursuant to the provisions of the Shareholders' Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder were named as the Old Shareholder under the Shareholders' Agreement.


4.   ENFORCEABILITY

     The Old Shareholder and/or the Company shall be entitled to enforce the Shareholders' Agreement against the New Shareholder and the New Shareholder shall be entitled to all rights and benefits and vice versa under the Shareholders' Agreement as if the New Shareholder had been an original party to the Shareholders' Agreement since the date hereof.


5.   GOVERNING LAW

     This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong.


IN WITNESS WHEREOF this Deed has been executed on the date first above written.


THE COMMON SEAL of                          )
                                            )
                                            )
---------------------------------------     )
was affixed in the presence of:


---------------------------------------
Director


---------------------------------------
Director



SIGNED, SEALED and DELIVERED by             )
                                            )
                                            )
--------------------------------------------)
in the presence of:

                                   SCHEDULE 2

                            UNANIMOUS CONSENT MATTERS


The matters referred to in Clause 4.3 are:

1.   undertaking any business outside the scope of the Business;

2.   resolving to liquidate, dissolve, reorganise or restructure the company;

3. resolving to amend, waive or not strictly comply with its constitutional documents;

4. acquiring or disposing of any assets (including shares or assets in a new or existing business, but excluding acquisitions or disposals in the ordinary course of business) save as expressly provided for in the Business Plan;

5.   issuing new Shares or any other securities;

6. issuing or granting any form of security or granting of any options or other rights over any of the assets or shares of any Group Company;

7. making any material change in the accounting policies or practices of the company;

8. increasing the aggregate borrowings of the Group to more than the amount provided for in the Business Plan;

9.   declaring any dividends, other than in accordance with Clause 5;

10.  approving or amending the annual Business Plan; or

11. entering into any agreement (or modifying, varying or terminating any existing agreement) with any officer, director or shareholder (or any of the respective Associates) of any Group Company;

     provided that for so long as any Shareholder shall hold 80% or more of the issued Shares, paragraphs 4, 8 and 9 above shall not apply, and shall not require unanimous consent.

                                 EXECUTION PAGE


SIGNED by                                   )   /s/ Steven E. Fivel
for and on behalf of                        )
BRIGHTPOINT INTERNATIONAL                   )
(ASIA PACIFIC) PTE. LIMITED                 )
in the presence of:                         )





SIGNED by                                   )   /s/ John Maclean-Arnott
for and on behalf of                        )
CHINATRON GROUP HOLDINGS LIMITED            )
in the presence of:                         )





SIGNED by                                   )   /s/ Chi Kong Eric Leung
for and on behalf of                        )
BRIGHTPOINT CHINA LIMITED                   )
in the presence of:                         )